SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _____ )

Filed by the Registrant       ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

TRIZEC PROPERTIES, INC.
 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

April 14, 2003

Dear Stockholder:

                You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Trizec Properties, Inc. to be held at 233 South Wacker Drive, Chicago, Illinois, on Thursday, May 29, 2003, at 11:00 a.m., local time.  The meeting will be held on the 33rd floor.

                The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting.  During the meeting, we also will briefly report on the operations of Trizec during the past year and our plans for the future.  Directors and officers of Trizec, as well as representatives from our independent accountants, PricewaterhouseCoopers LLP, will be present to respond to appropriate questions from stockholders.

                Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience.  This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

Sincerely,

Timothy H. Callahan President, Chief Executive Officer and Director

TRIZEC PROPERTIES, INC.
233 South Wacker Drive
Chicago, Illinois 60606

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2003

                NOTICE HEREBY IS GIVEN that the 2003 Annual Meeting of Stockholders of Trizec Properties, Inc. ("Trizec") will be held at 233 South Wacker Drive, 33rd Floor, Chicago, Illinois,on Thursday, May 29, 2003, at 11:00 a.m., local time, for the purposes of considering and voting upon:

1.	A proposal to elect eight directors to serve until the 2004 Annual Meeting of Stockholders;
2.	A proposal to ratify the re-appointment of PricewaterhouseCoopers LLP as independent accountants of Trizec for the fiscal year ending December 31, 2003;
3.

A proposal to approve the adoption of the Trizec Properties, Inc. 2002 Long Term Incentive Plan (formerly known as the 2002 Trizec Properties, Inc. Stock Option Plan) (amended and restated effective May 29, 2003);

4.	A proposal to approve the adoption of the Trizec Properties, Inc. 2003 Employee Stock Purchase Plan; and
5.

Such other business as properly may come before the Annual Meeting or any adjournments thereof.  The board of directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

                Information relating to the above matters is set forth in the attached Proxy Statement.  Stockholders of record at the close of business on April 1, 2003 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors.

Peter Munk Chairman of the Board

Chicago, Illinois
April 14, 2003

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

TABLE OF CONTENTS

		Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING		1
THE CORPORATE REORGANIZATION		1
GENERAL INFORMATION ABOUT VOTING		2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		4
PROPOSAL 1 - ELECTION OF DIRECTORS		6
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS		10
AUDIT COMMITTEE REPORT		11
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS		12
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION		18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS		20
STOCK PERFORMANCE GRAPH		21
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		22
PROPOSAL 2 - RATIFICATION OF RE-APPOINTMENT OF INDEPENDENT ACCOUNTANTS		22
PROPOSAL 3 - APPROVAL OF THE ADOPTION OF THE TRIZEC PROPERTIES, INC. 2002 LONG TERM INCENTIVE PLAN (FORMERLY KNOWN AS THE 2002 TRIZEC PROPERTIES, INC. STOCK OPTION PLAN) (AMENDED AND RESTATED EFFECTIVE MAY 29, 2003)		23
PROPOSAL 4 - APPROVAL OF THE ADOPTION OF THE TRIZEC PROPERTIES, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN		32
STOCKHOLDERS' PROPOSALS FOR 2004 ANNUAL MEETING		34
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING		35
APPENDIX A:	AUDIT COMMITTEE CHARTER	A-1
APPENDIX B:	TRIZEC PROPERTIES, INC. 2002 LONG TERM INCENTIVE PLAN (FORMERLY KNOWN AS THE 2002 TRIZEC PROPERTIES, INC. STOCK OPTION PLAN) (AMENDED AND RESTATED EFFECTIVE MAY 29, 2003)	B-1
APPENDIX C:	TRIZEC PROPERTIES, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN	C-1

TRIZEC PROPERTIES, INC.
233 South Wacker Drive
Chicago, Illinois 60606

 PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2003

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

                We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors to be voted at the 2003 Annual Meeting of Stockholders and at any adjournments thereof.  The Annual Meeting will be held at 233 South Wacker Drive, 33rd Floor, Chicago, Illinois, on Thursday, May 29, 2003, at 11:00 a.m., local time.  When used in this proxy statement, the terms "we", "us", "our" and "Trizec" refer to Trizec Properties, Inc.

                SEC rules require us to provide our Annual Report to stockholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (not including documents incorporated by reference) are available to any stockholder without charge upon written request to Trizec Properties, Inc. to the attention of Dennis Fabro, Senior Vice President, Investor Relations, 233 South Wacker Drive, Chicago, Illinois, 60606. You may also obtain our Annual Report on Form 10-K over the Internet at the SEC's website, www.sec.gov, or at our website, www.trz.com.

                The approximate date on which this proxy statement and form of proxy card are first being sent or given to stockholders is April 14, 2003.

THE CORPORATE REORGANIZATION

                On May 8, 2002, a plan of arrangement implementing a corporate reorganization of TrizecHahn Corporation, our former parent company, became effective.  As a result of this reorganization, we became a publicly traded REIT owning primarily the U.S. assets that TrizecHahn Corporation and its subsidiaries owned prior to the reorganization.

                The corporate reorganization was designed to create a publicly traded REIT while reducing withholding tax liabilities and minimizing the recognition of potential tax liabilities on unrealized appreciation in value that were present in TrizecHahn Corporation's ownership structure prior to the reorganization.  The corporate reorganization was also intended to create economic equivalence between shares of our common stock and Trizec Canada Inc. subordinate voting shares or multiple voting shares.

                The reorganization was implemented pursuant to a plan of arrangement that was approved by the Ontario Superior Court of Justice and TrizecHahn Corporation's shareholders.  Upon implementation of the plan of arrangement, holders of TrizecHahn Corporation's subordinate voting shares exchanged their shares on a one-for-one basis for one or more of the following securities:

●	shares of our common stock;
●	exchange certificates representing underlying shares of our common stock; or
●	Trizec Canada subordinate voting shares.

                Generally, in exchange for their TrizecHahn Corporation subordinate voting shares, holders of TrizecHahn Corporation subordinate voting shares who certified that they were qualifying U.S. persons received shares of our common stock and all other holders received a combination of Trizec Canada subordinate voting shares and our exchange certificates.  The exchange certificates were exchangeable for our common stock on a one-for-one basis on the condition that the holder provided us with certification that the holder was a qualifying U.S. person.  At the end of the three-month exchange period, all exchange certificates that remained outstanding expired, and the shares of common stock underlying these exchange certificates were sold on the open market to qualifying U.S. persons.  As a result, approximately 60% of our common stock is owned primarily by qualifying U.S. persons.  The remaining approximately 40% of our common stock is owned indirectly by Trizec Canada through its subsidiaries, with the result that Trizec Canada indirectly holds one share of our common stock for each outstanding Trizec Canada subordinate voting share.  In addition, Trizec Canada, indirectly through its subsidiaries, also owns all shares of our Class F convertible stock and special voting stock.

                Outstanding options to purchase subordinate voting shares of TrizecHahn Corporation were cancelled and replaced as part of the corporate reorganization.  Under the plan of arrangement, all outstanding stock options of TrizecHahn Corporation were cancelled in exchange for either (1) options to purchase our common stock, (2) warrants to purchase our common stock or (3) options to purchase Trizec Canada subordinate voting shares.  Consistent with the one-for-one exchange ratio, the intrinsic value of each of our options or warrants or each Trizec Canada option immediately after the corporate reorganization was substantially the same as the intrinsic value of the replaced TrizecHahn Corporation option immediately prior to the corporate reorganization.  By intrinsic value, we mean the then current market value of the shares subject to the option or warrant less the exercise price.

                Additionally, to preserve the economic equivalence between one share of our common stock and one Trizec Canada subordinate voting share, Trizec Canada or a wholly-owned subsidiary of Trizec Canada received warrants to purchase one share of our common stock for each Trizec Canada option issued in the corporate reorganization.  All warrants to purchase our shares have a fixed term that is not contingent on continued service with us as an employee, officer or director.  The warrants are freely transferable and fully vested and exercisable.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote

                The securities that can be voted at the Annual Meeting consist of our common stock, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders.  You are entitled to vote your shares of our common stock if our stockholder records show that you held your common stock as of the close of business on April 1, 2003, which is the record date for determining the holders of common stock who are entitled to receive notice of and to vote at the Annual Meeting.  On April 1, 2003, 150,029,664 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

                The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.  In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes "for" or "against" and abstentions (including instructions to withhold authority to vote).

                In voting with regard to the proposal to elect directors (Proposal 1), you may vote in favor of all nominees, withhold your vote as to all nominees or vote in favor of or withhold your vote as to specific nominees.  The vote required to approve Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present.  As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

                In connection with the corporate reorganization, as discussed above, we issued 100 shares of special voting stock to Trizec Canada's Hungarian subsidiary, which may impact voting for the election of directors. Pursuant to a formula, this special voting stock in the aggregate entitles Trizec Canada's Hungarian subsidiary to a number of votes that, when combined with votes of shares of our common stock held by Trizec Canada or its other subsidiaries, represents a majority of the votes in elections of our board of directors. As a result of the special voting right, provided that Trizec Canada holds at least 5% of our common stock, Trizec Canada and its majority stockholder will have voting control over the election of our directors. The special voting stock does not entitle its holder to voting rights with respect to any other matters, except as otherwise required by Delaware corporate law.  This special voting right will expire on January 1, 2008.

                In voting with regard to Proposals 2, 3 and 4 to:

●	ratify the Audit Committee's re-appointment of independent accountants (Proposal 2);
●	approve the adoption of the Trizec Properties, Inc. 2002 Long Term Incentive Plan (formerly known as the 2002 Stock Option Plan) (Proposal 3); and
●	approve the adoption of the 2003 Employee Stock Purchase Plan (Proposal 4),

you may vote in favor of the proposal or against the proposal or may abstain from voting.  The vote required to approve each of these proposals is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present.  As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore, will have the same legal effect as voting against each proposal.

                Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges.  These votes by brokerage firms are considered as votes cast in determining the outcome of any discretionary proposal.  Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals.  If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a "broker non-vote" on the proposal.  "Broker non-votes" are considered in determining whether a quorum exists at the Annual Meeting, but are not considered as votes cast in determining the outcome of any proposal.  We believe that Proposals 1 and 2 are discretionary and Proposals 3 and 4 are non-discretionary.

                As of April 1, 2003 (the record date for the Annual Meeting), our directors and executive officers beneficially owned or controlled approximately 60,436,281 shares of our common stock, constituting approximately 40.3% of the outstanding common stock.  We believe that these holders will vote all of their shares of common stock in favor of each of the proposals and, therefore, that the presence of a quorum and the approval of the proposals is reasonably assured.

Voting By Proxy Holders

                You should specify your choices with regard to each of the proposals on the enclosed proxy card.  All properly executed proxy cards delivered to us in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted on the proxy card.  In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted "FOR" the election of all director nominees, "FOR" the ratification of the appointment of independent accountants, "FOR" the approval of the adoption of the Trizec Properties, Inc. 2002 Long Term Incentive Plan (formerly known as the 2002 Stock Option Plan) and "FOR" the approval of the adoption of the 2003 Employee Stock Purchase Plan.  If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

How to Revoke Your Proxy

                Any stockholder delivering a proxy has the power to revoke it at any time before it is voted (1) by giving written notice to Dennis Fabro, Senior Vice President, Investor Relations, at 233 South Wacker Drive, Chicago, Illinois, 60606, (2) by executing and delivering to Mr. Fabro a proxy card bearing a later date or (3) by voting in person at the Annual Meeting.  Please note, however, that under the rules of the Exchanges, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges, as employed by the beneficial owner's brokerage firm.

Cost of This Proxy Solicitation

                In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile.  Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them.  All expenses incurred in connection with the solicitation of proxies will be borne by Trizec.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth information with respect to the current beneficial ownership of our voting stock by each person, or group of affiliated persons, who beneficially owns more than 5% of our voting stock.  The percentage of class for the common stock is based on 150,029,664shares of our common stock outstanding on February 28, 2003.  Beneficial ownership is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.  Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Peter Munk c/o Trizec Canada Inc. BCE Place, Wellington Tower, Suite 3900 181 Bay Street, Toronto, ON M5J 2T3	Special Voting Stock Common Stock	100 shares 62,652,084 shares	(1) (2)(3)	100.0% 41.8%
Trizec Canada Inc. BCE Place, Wellington Tower, Suite 3900 181 Bay Street, Toronto, ON M5J 2T3	Special Voting Stock Common Stock	100 shares 61,302,084 shares	(1) (2)(4)	100.0% 40.9%
Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	Common Stock	34,633,936 shares	(5)	23.1%

________________________

(1)

Because Peter Munk's beneficial ownership of Trizec Canada multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of the 100 shares of our special voting stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(2)

Because Peter Munk's beneficial ownership of Trizec Canada multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of shares of our common stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(3)

Based on information provided by Mr. Munk, as of February 28, 2003, Mr. Munk beneficially owned with shared voting power and shared dispositive power 61,302,084 shares of our common stock that were also beneficially owned by Trizec Canada, which amount included warrants to purchase 1,379,705 shares of our common stock that are currently exercisable.  Additionally, as of February 28, 2003, Mr. Munk beneficially owned with sole voting power and sole dispositive power 1,350,000 shares of our common stock, which amount included warrants to purchase 1,350,000 shares of our common stock that are currently exercisable.

(4)

Based on information provided by Trizec Canada, as of February 28, 2003, Trizec Canada beneficially owned with shared voting power and shared dispositive power 59,922,379 shares of our common stock and warrants to purchase 1,379,705 shares of our common stock that are currently exercisable.

(5)

Based on a Schedule 13G filed by Southeastern Asset Management, Inc. on February 13, 2003.  As of December 31, 2002, Southeastern Asset Management, Inc. reported the following regarding its ownership of shares of our common stock:  (a) sole voting power with respect to 14,566,436 shares; (b) shared voting power with respect to 16,479,900 shares; (c) no voting power with respect to 3,587,600 shares; (d) sole dispositive power with respect to 18,106,136 shares; (e) shared dispositive power with respect to 16,479,900 shares; and (f) no dispositive power with respect to 47,900 shares.  In Southeastern Asset Management, Inc.'s Schedule 13G, Longleaf Partners Fund reported that it held shared voting power and shared dispositive power with respect to 13,284,900 shares of our common stock, and Longleaf Partners International Fund reported that it held shared voting power and shared dispositive power with respect to 3,195,000 shares of our common stock, which in each case are also beneficially owned by Southeastern Asset Management, Inc.

                The following table sets forth information with respect to the beneficial ownership of our voting stock by each of our directors, each of our named executive officers and all of our directors and executive officers as a group. Beneficial ownership is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.  Consequently, shares of common stock subject to options or warrants currently exercisable or that become exercisable within 60 days of February 28, 2003 are deemed outstanding for purposes of the number of shares beneficially owned and for purposes of computing the percentage ownership of the person owning those options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.  Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name of Director or Executive Officer	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Peter Munk	Special Voting Stock	100 shares	(1)	100.0%
Peter Munk	Common Stock	62,652,084 shares	(2)	41.8%
Timothy Callahan	Common Stock	1,000,000 shares	(3)	*
Christopher Mackenzie	Common Stock	1,000,000 shares	(4)	*
Brian Mulroney	Common Stock	276,875 shares	(5)	*
Glenn Rufrano	Common Stock	27,375 shares	(6)	*
Richard Thomson	Common Stock	15,375 shares	(7)	*
Polyvios Vintiadis	Common Stock	7,850 shares		*
Stephen Volk	Common Stock	3,000 shares		*
Michael Escalante	Common Stock	213,327 shares	(8)	*
Gregory Hanson	Common Stock	590,000 shares	(9)	*
Lee Wagman	Common Stock	920,090 shares	(10)	*
Casey Wold	Common Stock	936,259 shares	(11)	*
Directors and executive officers as a group	Common Stock	68,590,855 shares	(12)(2)	45.7%

________________________

*	Represents less than one percent.
(1)

Because Peter Munk's beneficial ownership of Trizec Canada multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of the 100 shares of our special voting stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(2)

Based on information provided Mr. Munk, as of February 28, 2003, Mr. Munk beneficially owned with shared voting power and shared dispositive power 61,302,084 shares of our common stock that was also beneficially owned by Trizec Canada, which amount included warrants to purchase 1,379,705 shares of our common stock that are currently exercisable.  Additionally, as of February 28, 2003, Mr. Munk beneficially owned with sole voting power and sole dispositive power 1,350,000 shares of our common stock, which amount included warrants to purchase 1,350,000 shares of our common stock that are currently exercisable.  Because Mr. Munk's beneficial ownership of Trizec Canada multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of shares of our common stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(3)	As of February 28, 2003, this number represents options exercisable for 1,000,000 shares of our common stock.
(4)

As of February 28, 2003, included in this number are warrants to purchase 675,000 shares of our common stock that are currently exercisable and options exercisable for 325,000 shares of our common stock.

(5)

As of February 28, 2003, included in this number are warrants to purchase 231,250 shares of our common stock that are currently exercisable and options exercisable for 9,125 shares of our common stock.

(6)	As of February 28, 2003, this number represents warrants to purchase 6,250 shares of our common stock that are currently exercisable and options exercisable for 9,125 shares of our common stock.
(7)	As of February 28, 2003, this number represents warrants to purchase 6,250 shares of our common stock that are currently exercisable and options exercisable for 9,125 shares of our common stock.
(8)	As of February 28, 2003, included in this number are options exercisable for 172,500 shares of our common stock.
(9)	As of February 28, 2003, this number represents options exercisable for 590,000 shares of our common stock.
(10)

As of February 28, 2003, included in this number are options exercisable for 918,000 shares of our common stock, as well as 750 shares of our common stock owned by Mr. Wagman, 250 shares of our common stock held by Daniel Wagman, 490 shares of our common stock held by Rebecca Wagman, and 600 shares of our common stock held by Barbara Z. Wagman Family Trust.  Mr. Wagman has disclaimed beneficial ownership over 1,340 shares that are held by his family members and by the family trust.

(11)	As of February 28, 2003, included in this number are options exercisable for 737,500 shares of our common stock.

(12)

As of February 28, 2003, the amount of shares beneficially owned by all directors and executive officers as a group includes options exercisable for 4,498,566 shares of our common stock and warrants to purchase 3,695,955 shares of our common stock that are currently exercisable.

Controlling Stockholder

                Peter Munk, our Chairman and the Chairman of Trizec Canada, controls P.M. Capital Inc., which, through its ownership of Trizec Canada's multiple voting shares, has a majority of the votes in elections of Trizec Canada's board of directors and on other matters to be voted on by Trizec Canada stockholders.  Trizec Canada, indirectly through its subsidiaries, owns approximately 40% of our common stock and all of our shares of Class F convertible stock, as well as all of our shares of special voting stock.  Trizec Canada's indirect ownership of our special voting stock, when combined with its indirect ownership of our common stock, provides it with a majority of the votes in elections of members of our board of directors.  Mr. Munk's effective control of Trizec Canada will enable him to elect our entire board of directors.  Although our Nominating Committee, which is composed of independent directors, nominates candidates for election to our board, until January 1, 2008,  Mr. Munk may exercise his control over us to elect alternate candidates.  Additionally, as long as Mr. Munk has this right to elect directors, he also has the power at any time, under Delaware law, to remove one or more directors.

PROPOSAL 1 - ELECTION OF DIRECTORS

                The election of directors may be influenced by special voting stock issued in the May 8, 2002 corporate reorganization.  The special voting stock entitles its holder to a number of votes in the election of our directors, so that when that number of votes is added to the aggregate number of votes that Trizec Canada and its subsidiaries otherwise may cast in the election of our directors, the total number constitutes a majority of the votes that may be cast.  Holders of our special voting stock are entitled to such votes in the election of our directors only if Trizec Canada and its subsidiaries collectively own at least five percent of our issued and outstanding common stock at the time of the vote.  As a result of the special voting right, Trizec Canada and its majority stockholder will have voting control over the election of our directors.

Nominees

                Our board of directors currently consists of eight members. The board has nominated Peter Munk, Timothy Callahan, Brian Mulroney, Glenn Rufrano, Richard Thomson, Polyvios Vintiadis, Stephen Volk and Casey Wold for re-election as directors at the 2003 Annual Meeting. Each of the nominees is currently a director of Trizec.  If re-elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the 2004 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.  There are no family relationships among the directors or the executive officers.

                Each of the nominees has consented to serve another term as a director if re-elected.  If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the board of directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

                The board of directors unanimously recommends that the stockholders vote "FOR" the proposal to re-elect Peter Munk, Timothy Callahan, Brian Mulroney, Glenn Rufrano, Richard Thomson, Polyvios Vintiadis, Stephen Volk and Casey Wold as directors for a one year term expiring at the 2004 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Directors and Executive Officers

                Set forth below is certain information as of February 28, 2003 regarding our directors and executive officers.

Name	Age	Title
Peter Munk	75	Chairman of the Board
Timothy Callahan	52	President, Chief Executive Officer and Director
Brian Mulroney [2]	63	Director
Glenn Rufrano[1], 2	53	Director
Richard Thomson [1]	69	Director
Polyvios Vintiadis [1]	67	Director
Stephen Volk [2]	66	Director
Casey Wold	45	Executive Vice President, Chief Operating Officer, Chief Investment Officer and Director
William Tresham	47	Executive Vice President, Operations
Michael Escalante	42	Executive Vice President, Portfolio Management & Capital Transactions
Brian Berry	36	Senior Vice President, Acquisitions, Dispositions & Development
Evan Boris	33	Senior Vice President, Office Acquisitions & Dispositions
Stephen Budorick	42	Senior Vice President, Central Region
Jeffrey Echt	36	Senior Vice President, Finance & Treasury, Treasurer
Dennis Fabro	37	Senior Vice President, Investor Relations
Wendy Godoy	48	Senior Vice President, Retail & Entertainment Financial Services
Ted Jadwin	54	Senior Vice President and General Counsel
Paul Layne	45	Senior Vice President, Western Region
Richard Matthews	49	Senior Vice President, Public Relations & Corporate Communications
Joanne Ranger	39	Senior Vice President and Chief Accounting Officer and Controller
Douglas Winshall	41	Senior Vice President, Eastern Region

______________________________________

[1]	Member of the Audit Committee.
[2]	Member of the Compensation Committee, Corporate Governance Committee and Nominating Committee.

                Peter Munk.  Mr. Munk has served as the Chairman of our board of directors since the corporate reorganization.  Mr. Munk founded our former parent company, TrizecHahn Corporation, and from 1987 through May 2002, served as the Chairman of its board of directors.  Prior to January 1, 2001, Mr. Munk also served as the Chief Executive Officer of TrizecHahn Corporation.  Mr. Munk founded and has been the Chairman of the board of directors of Barrick Gold Corporation, a gold mining company, since 1984. Mr. Munk has been the President and a director of PM Capital since 1992.  Mr. Munk has also served as the President, Chief Executive Officer and Chairman of the board of directors of Trizec Canada since the corporate reorganization.

                Timothy Callahan.  Mr. Callahan has served as our President, Chief Executive Officer and a member of our board of directors since August 2002.  From October 1996 through April 2002, Mr. Callahan was Trustee, President and Chief Executive Officer of Equity Office Properties Trust, a public U.S. real estate investment trust. From August 1996 to October 1997, Mr. Callahan served on the board of managers and was the chief executive officer of Equity Office Holdings, L.L.C., and Equity Office Properties, L.L.C., predecessors to Equity Office Properties Trust. From January 1995 to August 1996, Mr. Callahan was the Executive Vice President and Chief Financial Officer of Equity Group Investments (EGI), where he was responsible for coordinating all financing and capital markets activities affecting EGI, including real estate and corporate. From November 1994 to January 1995, Mr. Callahan served as Senior Vice President of EGI. From July 1992 to November 1994, Mr. Callahan served as Senior Vice President of EGI.  Prior to joining EGI, Mr. Callahan was Vice President of Finance with The Edward J. DeBartolo Corporation in Youngstown, Ohio from June 1988 to July 1992.  Before joining DeBartolo, Mr. Callahan served as Senior Vice President at Chemical Realty Corporation, a division of Chemical Bank.  During his 14 years at Chemical, he was responsible for all real estate lending activities with clients throughout the Midwest and Mid-Atlantic regions before transferring to the Investment Bank, where he was responsible for various real estate investment banking activities.

                Brian Mulroney.  Mr. Mulroney has served as a member of our board of directors since the corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation prior to the reorganization.  In addition, Mr. Mulroney serves as a member of the board of directors of Barrick Gold

Corporation, AOL Latin America, Inc., Cendant Corporation, Archer Daniels Midland Company, Quebecor Inc. and Quebecor World Inc.  Mr. Mulroney served as the Prime Minister of Canada from September 1984 to June 1993.  In August 1993, Mr. Mulroney joined Ogilvy, Renault, a law firm based in Montreal, Canada, as Senior Partner.

                Glenn Rufrano.  Mr. Rufrano has served as a member of our board of directors since the corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation prior to the reorganization.  In addition, Mr. Rufrano serves as a member of the board of directors of New Plan Excel Realty Trust.  Mr. Rufrano joined New Plan Excel Realty Trust, a real estate investment trust, in February 2000 where he serves as the Chief Executive Officer and President and as a member of the company's Investment Committee.  Prior to joining New Plan Excel Realty Trust, Mr. Rufrano concurrently served as a partner, President and Chief Operating Officer at The O'Connor Group, a diversified real estate investment firm, and as Co-Chairman of the Peabody Group, an association between The O'Connor Group and J.P. Morgan & Co., Inc. investing in high-yield international real estate opportunities.

                Richard Thomson.  Mr. Thomson has served as a member of our board of directors since the corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation prior to the reorganization.  Mr. Thomson also serves as a member of the board of directors of Inco Limited, Nexen Inc., S.C. Johnson & Son, Inc., Prudential Financial Inc., Stuart Energy Systems Inc., Ontario Power Generation Inc., The Thomson Corporation and The Toronto-Dominion Bank.  Mr. Thomson served as Chief Executive Officer of The Toronto-Dominion Bank from 1977 to 1997 and as Chairman of the bank from 1978 to February 1998.  Mr. Thomson retired from The Toronto-Dominion Bank in February 1998.

                Polyvios Vintiadis.  Mr. Vintiadis has served as a member of our board of directors since the corporate reorganization.  In addition, Mr. Vintiadis serves as a member of the board of directors of Morgens, Waterfall, Vintiadis & Co., a financial services firm based in New York.  Mr. Vintiadis served as the Chairman, President and Chief Executive Officer of Towermarc Corporation, a full service real estate development company, from 1984 to 2001.  In addition, Mr. Vintiadis served as a principal and/or consultant of Morgens, Waterfall, Vintiadis & Co. from 1981 until 1999.  Since 1999, Mr. Vintiadis has served as a consultant to Morgens, Waterfall, Vintiadis & Co.

                Stephen Volk.  Mr. Volk has served as a member of our board of directors since the corporate reorganization.  Mr. Volk also currently serves as a member of the board of directors of Consolidated Edison, Inc. and of Contigroup Companies, Inc.  Mr. Volk served as Senior Partner of Shearman & Sterling, a corporate law firm based in New York, from 1991 to June 2001.  Currently, Mr. Volk is Chairman and a member of the Operating Committee and the Executive Board of Credit Suisse First Boston Corporation, an investment bank, based in New York, as well as a member of the Executive Board of Credit Suisse Group.

                Casey Wold.  Mr. Wold has served as our Chief Operating Officer and a member of our board of directors since August 2002, and as our Executive Vice President and Chief Investment Officer since November 2002.  He served as our Executive Vice President and Chief Investment & Corporate Development Officer from February 2002 through August 2002.  From February 1995 through May 2002, Mr. Wold served as an Executive Vice President of TrizecHahn Corporation.

                William Tresham.  Mr. Tresham has served as our Executive Vice President, Operations since February 2003.  He served as our Executive Vice President, Six Sigma Initiatives from February 2002 to February 2003.  Since May 2000, Mr. Tresham has served as an Executive Vice President of our subsidiary, Trizec Holdings, Inc.  Mr. Tresham served as a Senior Vice President of TrizecHahn Office Properties Ltd., a subsidiary of TrizecHahn Corporation, from 1995 to May 2000 and as a Vice President from 1995 to 1997.

                Michael Escalante.  Mr. Escalante has served as our Executive Vice President, Portfolio Management & Capital Transactions since January 2003.  Mr. Escalante served as our Senior Vice President, Capital Allocations & Business Development from February 2002 to January 2003.  Since July 2001, Mr. Escalante has served as a Senior Vice President, Capital Allocations/Business Development, of our subsidiary, Trizec Holdings, Inc.  Mr. Escalante served as a Senior Vice President/Regional Director, Western Region of our subsidiary, Trizec Holdings, Inc., from March 1997 to June 2001.

                Brian Berry.  Mr. Berry has served as our Senior Vice President, Acquisitions, Dispositions & Development since February 2002.  Since January 2000, Mr. Berry has served as a Senior Vice President,

Acquisitions/Dispositions of our subsidiary, Trizec Holdings, Inc.  Mr. Berry served as a Vice President, Acquisitions of our subsidiary, Trizec Holdings, Inc., from February 1998 to December 1999.  Mr. Berry served as an Associate of The JBG Companies from February 1997 to February 1998.

                Evan Boris.  Mr. Boris has served as our Senior Vice President, Office Acquisitions & Dispositions, since February 2003.  Since 1998, Mr. Boris has served as a Vice President, Acquisitions/Dispositions for our subsidiary Trizec Holdings, Inc.  Mr. Boris served as Director, Acquisitions/Dispositions, for Trizec Holdings, Inc. from 1997 to 1998.  Prior to joining Trizec Holdings, Inc., Mr. Boris served as an Associate of the Yarmouth Group/Lend Lease Real Estate Investments from 1994 to 1997.  Mr. Boris worked in the asset management department of the RREEF Funds from 1992 to 1994.

                Stephen Budorick.  Mr. Budorick has served as our Senior Vice President, Central Region since February 2002.  Since January 1999, Mr. Budorick has served as a Senior Vice President, Central Region of our subsidiary, Trizec Holdings, Inc.  Mr. Budorick served as a Regional Vice President, Midwest Region of our subsidiary, Trizec Holdings, Inc., from June 1998 to January 1999.  Mr. Budorick served as the General Manager/Vice President, Midwest-Sears Tower of our subsidiary, Trizec Holdings, Inc., from December 1997 to June 1998.  Mr. Budorick served as a Senior Vice President of Miglin Beitler Management Corporation from 1995 to December 1997.

                Jeffrey Echt.  Mr. Echt has served as our Senior Vice President, Finance & Treasury since February 2002 and as our Treasurer since July 2001.  Since December 2002 he has also served, with Ms. Ranger, as our acting chief financial officer.  Since July 2001, Mr. Echt has also served as the Senior Vice President, Finance and Treasury of our subsidiary, Trizec Holdings, Inc.  Mr. Echt served as a Vice President of our company from July 2001 to February 2002.  Mr. Echt served as a Senior Vice President, Finance of our subsidiary, Trizec Holdings, Inc., from January 2000 to July 2001.  Mr. Echt served as a Vice President, Finance of our subsidiary, Trizec Holdings, Inc., from August 1997 to December 1999.  Mr. Echt served as a Director, Finance of Equity Office Properties Trust from November 1993 to August 1997.

                Dennis Fabro.  Mr. Fabro has served as our Senior Vice President, Investor Relations since February 2002.  From May 2001 through May 2002, Mr. Fabro served as a Vice President, Investor Relations of TrizecHahn Corporation.  Mr. Fabro served as Director, Capital Markets of TrizecHahn Corporation from September 2000 to May 2001.  Mr. Fabro served as Director, Ebusiness Development of TrizecHahn Corporation from December 1999 to September 2000.  Mr. Fabro served as Director, Capital Markets of TrizecHahn Corporation from October 1997 to December 1999.  Mr. Fabro joined TrizecHahn Corporation in October 1997. Prior to October 1997, Mr. Fabro was with GE Capital Real Estate, where he was involved in asset management and merger and acquisition activities.

                Wendy Godoy.  Ms. Godoy has served as our Senior Vice President, Retail & Entertainment Financial Services since February 2002.  From October 1995 to February 2002, Ms. Godoy served as a Vice President of our company.  Since July 1998, Ms. Godoy has served as a Senior Vice President and Chief Financial Officer of Trizec R&E Holdings, Inc., which is a subsidiary of our company and a former subsidiary of TrizecHahn Corporation.  Ms. Godoy served as a Senior Vice President, Finance of our subsidiary Trizec Realty, Inc. while it was a subsidiary of TrizecHahn Corporation from October 1995 to June 1998.

                Ted Jadwin.  Mr. Jadwin has served as our Senior Vice President and General Counsel since February 2003.  From 1984 to February 2003, Mr. Jadwin was an Equity Member of D'Ancona & Pflaum LLC, a law firm in Chicago, Illinois, and an Equity Partner in its predecessor partnership, D'Ancona & Pflaum.

                Paul Layne.  Mr. Layne has served as our Senior Vice President, Western Region since February 2002.  Since July 2001, Mr. Layne has served as Senior Vice President, Western Region of our subsidiary, Trizec Holdings, Inc.  Mr. Layne served as Senior Vice President, Southwest/Southeast Region of our subsidiary, Trizec Holdings, Inc., from January 1999 to July 2001.  Mr. Layne served as a Regional Vice President, Southwest Region of our subsidiary, Trizec Holdings, Inc., from January 1997 to January 1999.

                Richard Matthews.  Mr. Matthews has served as our Senior Vice President, Public Relations & Corporate Communications since February 2002.  From September 2001 through May 2002, Mr. Matthews served as a Senior Vice President, Public Relations and Corporate Communications, of TrizecHahn Corporation.  Mr. Matthews was with Rubenstein Associates from September 1998 to September 2001, serving as a Senior Vice President immediately prior to leaving to join TrizecHahn.  Mr. Matthews served The Prudential Insurance Company of

 America in various capacities from June 1975 to September 1998, serving as a Director, Public Relations immediately prior to leaving.

                Joanne Ranger.  Ms. Ranger has served as our Senior Vice President and Chief Accounting Officer and Controller since February 2002.  Since December 2002 she has also served, with Mr. Echt, as our acting chief financial officer.  From December 1998 to January 2002, Ms. Ranger served as Vice President and Assistant Controller of TrizecHahn Corporation.  Ms. Ranger served as an Assistant Controller of TrizecHahn Corporation from June 1996 to November 1998.

                Douglas Winshall.  Mr. Winshall has served as our Senior Vice President, Eastern Region since February 2002.  Since January 2000, Mr. Winshall has served as a Senior Vice President, Eastern Region of our subsidiary, Trizec Holdings, Inc.  Mr. Winshall served as a Vice President, Northeast Region of our subsidiary, Trizec Holdings, Inc., from February 1997 to December 1999.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                The board of directors conducts its business through meetings of the full board and through committees of the board, consisting of an Audit Committee, a Compensation Committee, a Nominating Committee and a Corporate Governance Committee.  Our committees were formed at the time of the corporate reorganization.  The Compensation Committee, Corporate Governance Committee and Nominating Committee operated as one committee until October 29, 2002, at which time they were separated into three committees.  Prior to the corporate reorganization, all decisions regarding compensation were made by the Compensation Committee of TrizecHahn Corporation.

                During the fiscal year ended December 31, 2002, the board of directors held five meetings.  The Audit Committee held two meetings, the Compensation Committee held 24 meetings, the Nominating Committee held one meeting and the Corporate Governance Committee held one meeting.  No director attended less than 75% of the aggregate of meetings of the board of directors and meetings of the committees of which he is a member.

The Audit Committee

                The Audit Committee oversees Trizec's financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the internal and external auditors; supervises Trizec's compliance with legal and regulatory requirements; and monitors the ownership and transfer of Trizec's shares for the purpose of ensuring that we achieve and preserve our status as a "domestically-controlled REIT".  Our board of directors has adopted a charter which sets forth the responsibilities of the Audit Committee.  The members of the Audit Committee are Richard Thomson (Chair), Glenn Rufrano and Polyvios Vintiadis, each of whom is independent as defined by the rules of the SEC and the applicable listing standards of the New York Stock Exchange.

The Compensation Committee

                The Compensation Committee assists the board in administering Trizec's compensation plans; ensures appropriate compensation and effective incentives for Trizec employees, executive officers, directors, consultants and advisors; reviews compensation of our chief executive officer and the other executive officers; and makes reports and recommendations to the board with respect to such compensation.  Our board of directors has adopted a charter which sets forth the responsibilities of the Compensation Committee.  The members of the Compensation Committee are Brian Mulroney, Glenn Rufrano and Stephen Volk.

The Corporate Governance Committee

                The Corporate Governance Committee develops, implements and monitors our corporate governance principles and our code of business conduct and ethics; monitors and safeguards the Board's independence; and annually undertakes performance evaluations of the board committees and the full board of directors.  Our board of directors has adopted a charter which sets forth the responsibilities of the Corporate Governance Committee.  The members of the Corporate Governance Committee are Brian Mulroney, Glenn Rufrano and Stephen Volk.

The Nominating Committee

                The Nominating Committee selects qualified nominees to be elected to the board of directors and selects qualified persons to fill any vacancies on the Board.  Our board of directors has adopted a charter which sets forth the responsibilities of the Nominating Committee.  The members of the Nominating Committee are Brian Mulroney, Glenn Rufrano and Stephen Volk.

                The Nominating Committee will consider stockholders' nominees for election as directors at our 2004 Annual Meeting of Stockholders if submitted to Trizec on or before December 16, 2003.  See "Stockholder Proposals for 2004 Annual Meeting" below.

AUDIT COMMITTEE REPORT

                The primary function of the Audit Committee is to assist the board of directors in its oversight and monitoring of our financial reporting and auditing process.  On October 29, 2002, our board of directors adopted an updated Audit Committee Charter that sets forth the responsibilities of the Audit Committee.  A copy of the Audit Committee Charter is filed as an appendix to this Proxy Statement.  In addition, in December 2002, the board of directors hired a Vice President, Internal Audit to perform the internal audit function.  The Vice President, Internal Audit reports directly to the Audit Committee.

                Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls.  The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States, and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.  The Audit Committee monitors these processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

                Representatives of PricewaterhouseCoopers LLP, our independent auditors, attended each meeting of the Audit Committee.  The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the year ended December 31, 2002 and our unaudited quarterly financial statements for the quarters ended June 30 and September 30, 2002.  The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

                The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence.  The Audit Committee considered whether the services provided by PricewaterhouseCoopers LLP for the year ended December 31, 2002 are compatible with maintaining their independence.  The Audit Committee determined to engage PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2003.

                Based upon its review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the board of directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

Audit Committee:
Richard Thomson, Chair Glenn Rufrano Polyvios Vintiadis

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

                Directors who are also employees receive no additional compensation for serving on our board of directors.  During 2002, directors who were not also our employees received an annual fee of $30,000, a fee of $1,000 for each meeting of our board, or any committee thereof, attended by such director, and a fee of $500 for each half day or $1,000 for each full day of ad hoc meetings in which such director participated.  In addition, each chair of a committee receives an annual fee of $3,000.  Directors are also eligible to participate in our stock option plan, as described under "Proposal 3 - Approval of the Adoption of the Trizec Properties, Inc. 2002 Long Term Incentive Plan (formerly known as the 2002 Trizec Properties, Inc. Stock Option Plan)" below.

Executive Compensation

                The following table sets forth the compensation paid or accrued by us during the fiscal year ended December 31, 2002 to, or on behalf of, our chief executive officer and our four most highly compensated executive officers as of December 31, 2002.  In addition, as required under SEC regulations, the table also includes this information for Christopher Mackenzie, who served as our chief executive officer until August 15, 2002, and Gregory Hanson, who served as our chief financial officer until December 13, 2002.  Lee Wagman, who served as our Executive Vice President, also resigned effective January 17, 2003.  We collectively refer to the officers in the table below as the named executive officers.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus (1)		Other Annual Compensation(2)	Number of Shares Underlying Options/SARs (3)	All Other Compensation
Peter Munk Chairman of the board of directors	2002 2001	$324,658 $700,000	(4) (4)	W $2,800,000	(4)	W W	W W	W W

Timothy Callahan President, Chief Executive Officer and Director	2002 2001	$320,385 W	(5)	$400,000 W	(5)	W W	1,000,000 W	W W

Casey Wold Executive Vice President, Chief Operating Officer, Chief Investment Officer and Director	2002 2001	$650,000 $650,000		$650,000 $650,000		W W	90,000 W	$3,350 $6,400	(6) (6)

Michael Escalante Executive Vice President, Portfolio Management & Capital Transactions	2002 2001	$276,008 $275,192		$420,000 $181,500		W W	30,000 W	$6,400 $6,400	(6) (6)

Christopher Mackenzie Former Chief Executive Officer, President and Director	2002 2001	$1,218,750 $1,950,000		W $1,675,000		W W	W W	$4,934,000 $300,000	(7) (8)

Gregory Hanson Former Executive Vice President and Chief Financial Officer	2002 2001	$507,692 $291,700	(10)	$375,000 $468,750	(11)	W W	90,000 500,000	$1,033,272 W	(9)

Lee Wagman Former Executive Vice President; President, Trizec R&E Holdings, Inc.	2002 2001	$691,891 $672,000		W $268,800		W W	W 100,000	$222,404 $1,198,587	(12) (12)

________________

(1)	For 2001, the amounts indicated represent bonus payments under the TrizecHahn Corporation annual variable incentive program unless otherwise noted.
(2)	Aggregate amount of perquisites and other personal benefits for each named executive officer does not exceed the lesser of $50,000 and 10% of total annual salary and bonus.
(3)	Amounts shown in this column refer to options.
(4)

Although Mr. Munk's Annual Compensation (salary and bonus) from TrizecHahn Corporation was $3,500,000 in 2001, he was paid Annual Compensation of $1,000,000 in 2002.  Commencing on May 8, 2002, Trizec Canada and Trizec Properties each paid a 50% share of the remaining amount of Mr. Munk's salary payable in 2002.  The amount indicated for 2002 reflects the amount paid by Trizec Properties after May 8, 2002.  Prior to May 8, 2002, TrizecHahn Corporation paid Mr. Munk's salary.  TrizecHahn Corporation did not allocate a specific portion of that amount to Trizec Properties.

(5)	Mr. Callahan's employment began August 14, 2002. The amount of salary indicated was paid for the period beginning on that date through year-end, and his bonus was pro-rated for the partial year.
(6)	All Other Compensation for Messrs. Wold and Escalante consists of amounts contributed by us under our 401(k) plan.
(7)	The amount indicated reflects the lump sum severance payment made to Mr. Mackenzie pursuant to his Resignation Agreement dated August 15, 2002.
(8)	Under his employment agreement with TrizecHahn Corporation, which we assumed on May 8, 2002, Mr. Mackenzie received a payment in January 2001 to fund relocation-related expenses.

(9)

The amount indicated consists of the portion of the lump sum severance payment made to Mr. Hanson pursuant to his Resignation Agreement dated December 13, 2002 that is not otherwise included in the amounts indicated for salary and bonus for 2002, as well as a tax equalization payment of $20,699 and a payment of $37,403 for un-used vacation time.

(10)	Mr. Hanson's employment with TrizecHahn Corporation commenced on June 1, 2001 pursuant to an employment agreement which we assumed on May 8, 2002.
(11)	Mr. Hanson received a signing bonus of $250,000 upon execution of his employment agreement with TrizecHahn Corporation and a pro-rated annual bonus of $218,750.
(12)

All Other Compensation for Mr. Wagman in 2002 consisted of an annual cost of living allowance in the amount of $222,404.  Amounts in 2001 consisted of (1) amounts contributed by us under our 401(k) plan ($6,400) and under our deferred compensation plan ($2,000); (2) the amount forgiven ($800,000) on an interest-free loan in the amount of $4,594,000 pursuant to his amended employment agreement with TrizecHahn Corporation; (3) imputed interest ($127,187) on that loan; (4) funding of relocation expenses ($35,000); and (5) annual cost of living allowance ($228,000).

Stock Options

                The following table contains information regarding option grants by us to our named executive officers during the year ended December 31, 2002.  In connection with the corporate reorganization, on May 8, 2002, all options previously granted by TrizecHahn Corporation were cancelled in exchange for options to purchase our shares on a one-for-one basis.

Option/SAR Grants in Last Fiscal Year

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options/SARs Granted		% of Total Options/SARs Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Share)	Expiration Date
						5% ($)	10% ($)
Peter Munk	W		W	W	W	W	W
Timothy Callahan	1,000,000	(3)	41.8%	$11.94	8/14/2009	$4,860,779	$11,327,682
Casey Wold	30,000 30,000 30,000	(4) (5) (6)	1.3% 1.3% 1.3%	$16.34 $17.30 $18.26	1/09/2009 1/09/2009 1/09/2009	$199,561 211,285 223,010	$465,061 492,384 519,707
Michael Escalante	10,000 10,000 10,000	(4) (5) (6)	0.4% 0.4% 0.4%	$16.34 $17.30 $18.26	1/09/2009 1/09/2009 1/09/2009	$66,520 70,428 74,337	$155,020 164,128 173,236
Christopher Mackenzie	W		W	W	W	W	W
Gregory Hanson	30,000 30,000 30,000	(7) (7) (7)	1.3% 1.3% 1.3%	$16.34 $17.30 $18.26	12/13/2003 12/13/2003 12/13/2003	$24,510 25,950 27,390	$49,020 51,900 54,780
Lee Wagman	W		W	W	W	W	W

________________

(1)

Percentages based on options granted in 2002 exercisable for a total of 2,392,000 shares of our common stock, of which options exercisable for 1,197,000 shares were originally granted on January 9, 2002 by TrizecHahn Corporation to employees and were cancelled and exchanged for options to purchase our shares on May 8, 2002 in connection with the corporate reorganization.

(2)

Amounts represent hypothetical gains assuming exercise at the end of the option term and assuming rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.  The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC.  These assumptions are not intended to forecast future appreciation of our stock price.  The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.  The actual gains, if any, on the stock option exercises will depend on the future performance of our common stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised and the underlying shares are sold.  The closing price of our common stock on April 1, 2003, the record date, was $8.98 per share.

(3)	This option was granted to Mr. Callahan pursuant to his employment agreement dated August 14, 2002. The option was fully vested upon grant.
(4)	This option vested on January 9, 2003.
(5)	This option vests on January 9, 2004.
(6)	This option vests on January 9, 2005.
(7)

The options indicated were originally granted with vesting dates of January 9, 2003, January 9, 2004 and January 9, 2005, respectively, and with an expiration date of January 9, 2002.  Under the terms of Mr. Hanson's Resignation Agreement dated December 13, 2002, vesting for all of the options was accelerated to December 31, 2002 and the expiration date was changed to December 13, 2003.

Option Exercises and Year-End Option Values

                The following table provides information about the number of shares of Trizec issued upon the exercise of options by our named executive officers during the year ended December 31, 2002, and the value realized by our named executive officers.  The table also provides information about the number and value of options of Trizec held by our named executive officers at December 31, 2002 that, in connection with the corporate reorganization, were cancelled and exchanged for options to purchase our shares on May 8, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (1)				Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable		Unexercisable		Exercisable	Unexercisable
Peter Munk	W	W	W	(2)	W		W	W
Timothy Callahan	W	W	1,000,000		W		W	W
Casey Wold	W	W	737,500		85,000		W	W
Michael Escalante	W	W	172,500		82,500		W	W
Christopher Mackenzie	W	W	325,000		500,000	(3)	W	W
Gregory Hanson	W	W	590,000		W		W	W
Lee Wagman	W	W	751,334		166,666		W	W

____________________

(1)	The numbers in the two columns represent options to purchase our shares.
(2)

In connection with the corporate reorganization, on May 8, 2002, the options previously granted to Mr. Munk by TrizecHahn Corporation were cancelled and exchanged for 1,350,000 warrants to purchase our shares.

(3)

In addition to the options shown in the table, in exchange for options to purchase 675,000 subordinate voting shares of TrizecHahn Corporation that were cancelled in connection with the corporate reorganization, Mr. Mackenzie received warrants to purchase 675,000 of our shares.

Equity Compensation Plan Information

                The following table gives information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2002, which include the Trizec Properties, Inc. 2002 Stock Option Plan and escrowed share grants made on November 9, 2000.  The 2002 Stock Option Plan was approved by our stockholders.  The information in this table does not include the shares of common stock to be available for purchase under our proposed Employee Stock Purchase Plan, described in Proposal 4 below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	8,575,432	$16.77	10,300,168
Equity Compensation Plans Not Approved by Stockholders	240,972	n/a	0
TOTAL	8,816,404		10,300,168

Escrowed Share Grants

                On November 9, 2000, TrizecHahn Corporation made grants of escrowed shares to 26 U.S. employees under which an escrow agent purchased a total of 904,350 TrizecHahn Corporation subordinate voting shares in the open market and deposited them in escrowed accounts.  The grants were made for the purpose of retaining key employees.  The employee is entitled to the voting rights and dividends paid on the shares during the escrow period.  One-third of the share grant vests and is released to the employee on each of the anniversary dates of the grant over a three-year period.  Accordingly, the first and second tranches of shares vested on November 9, 2001 and November 9, 2002, respectively.

                An employee who voluntarily terminates his employment, unless such termination is the result of the alteration by us of the essential terms of employment without the employee's consent in a manner materially adverse to the employee, or whose employment is terminated for cause, forfeits any entitlement to the shares not yet released from escrow.  Fully accelerated vesting occurs if an employee's employment is terminated by us without cause, by an employee as a result of the alteration by us of the essential terms of employment without the employee's consent in a manner materially adverse to the employee, or due to the death of the employee.  Upon a change of control, some employees will also receive fully accelerated vesting.

                In connection with the corporate reorganization, the TrizecHahn Corporation subordinate voting shares in escrow were exchanged in the same manner that all other subordinate voting shares of TrizecHahn Corporation were exchanged.

                As a result of accelerated vesting in connection with four terminations in 2001 and 2002 and the vesting on November 9, 2001 and November 9, 2002 of the first and second tranches of shares, 240,972 shares of our common stock remain in escrow pursuant to the grants.

Executive Employment Agreements

                Executive Employment Agreement for Timothy Callahan

                Mr. Callahan executed a letter agreement with us dated August 14, 2002, pursuant to which Mr. Callahan serves as a member of the Board and as our President and Chief Executive Officer.  The agreement is for a three-year term, subject to automatic one-year extensions unless either party gives notice of non-renewal.

                Under the agreement, Mr. Callahan has agreed to maintain the confidentiality of our confidential and proprietary information.  In addition, Mr. Callahan has agreed to not solicit our employees, clients or providers of material services and products for the longer of one year after terminating employment or the end of the period during which he receives severance as described below.

                As compensation for his services, Mr. Callahan receives (i) annual base salary of at least $850,000, (ii) discretionary bonuses as determined by the Board, (iii) fully vested options to purchase one million shares of the common stock under our stock option plan, and (iv) participation in all incentive, retirement, welfare and other benefit plans, programs and arrangements generally available to our other senior executive officers.

                Upon termination of Mr. Callahan's employment by us without cause, or upon termination of Mr. Callahan's employment for any reason within one year following a change of control, if Mr. Callahan executes a waiver and release of claims in favor of us, Mr. Callahan is entitled to receive any earned but unpaid bonuses; a pro rata bonus for the year of termination; and, for two years following termination of employment, or through the end of the agreement's term, if shorter, continuation of base salary, bonus, and participation in health, medical, dental and other welfare plans generally made available to our senior executives.

                Resignation Agreement and Executive Employment Agreement for Christopher Mackenzie

                Mr. Mackenzie entered into a Resignation Agreement with us and with PM Capital on August 15, 2002 to terminate his employment effective August 15, 2002.  Under the Resignation Agreement, Mr. Mackenzie received a lump sum severance payment of $4,934,000.  Options previously granted to Mr. Mackenzie to purchase 875,000 shares of our common stock at an exercise price of $14.87 per share and rights granted to Mr. Mackenzie by PM Capital to purchase 1,000,000 Trizec Canada subordinate voting shares at $14.87 per share remain outstanding through December 31, 2005.  The options to purchase our common stock continue to vest according to their existing schedules.  The severance payments were conditioned upon Mr. Mackenzie's execution of a general release of claims in favor of us and PM Capital.  For one year after August 15, 2002, Mr. Mackenzie agreed not to solicit our or PM Capital's employees, individuals providing services, or customers, clients, or suppliers.  The agreement also requires Mr. Mackenzie to maintain the confidentiality of our and PM Capital's information, and contains a general release of claims by us and PM Capital in favor of Mr. Mackenzie.  Following his termination of employment, Mr. Mackenzie has agreed to make himself reasonably available to assist and cooperate with us and PM Capital in connection with our business, any governmental or regulatory investigation, civil or administrative proceeding, litigation or arbitration, related to our affairs during Mr. Mackenzie's employment, for which we will pay him a reasonable per diem fee.

                Resignation Agreement and Executive Employment Agreement for Gregory Hanson

                Mr. Hanson entered a Resignation Agreement with us on December 9, 2002 to terminate his employment effective December 13, 2002.  Under the Resignation Agreement, Mr. Hanson received a lump sum severance payment of $1,350,170.64 which includes amounts for base salary, bonus, car allowance and payment for cash value of benefits.  Mr. Hanson also received a payment of $37,403 for un-used vacation time.  Vesting was accelerated for the unvested portion of options previously granted to Mr. Hanson to purchase 590,000 shares of our common stock and 100,000 shares of Trizec Canada, and Mr. Hanson may exercise those options through December 13, 2003.  The severance payments were conditioned upon Mr. Hanson's execution of a general release of claims in our favor. The agreement also requires Mr. Hanson to maintain the confidentiality of our information, and contains a general release of claims by us in favor of Mr. Hanson.  Following termination of employment, Mr. Hanson has agreed to make himself reasonably available to assist and cooperate with us in connection with our business, any governmental or regulatory investigation, civil or administrative proceeding, litigation or arbitration, related to our affairs during Mr. Hanson's employment, for which we will pay him a reasonable per diem fee.

                Cancellation of Employment Agreement and Mutual Release Agreement and Executive Employment Agreement for Lee Wagman

                Mr. Wagman entered a Cancellation of Employment Agreement and Mutual Release Agreement with us dated January 17, 2003, providing for termination of Mr. Wagman's employment agreement as of February 15, 2003.  Under the Cancellation of Employment Agreement, Mr. Wagman will receive a total severance payment of $2,000,000, as well as a payment of $101,963 for un-used vacation time.  Mr. Wagman discontinued his position with us on January 17, 2003, and acted in the capacity of a consultant until February 15, 2003.  Mr. Wagman will be entitled to continue participation in our group medical, dental and hospitalization plans for 12 months after February 15, 2003, for which Mr. Wagman will pay a monthly premium equal to that paid by regular employees, which will not count against his COBRA continuation coverage period.  If Mr. Wagman instead elects to secure an individual or family policy, we will reimburse him in an amount equal to our monthly cost of providing COBRA benefits.  We have agreed to pay Mr. Wagman's attorneys' fees up to $15,000 incurred in connection with cancellation of Mr. Wagman's employment agreement.  Vesting was accelerated for the unvested portion of options previously granted to Mr. Wagman to purchase 918,000 shares of our common stock, and Mr. Wagman may exercise those options through their original expiration dates.  The severance payments were conditioned upon Mr. Wagman's execution of a general release of claims in our favor. The agreement also requires Mr. Wagman to maintain the confidentiality of our information, and contains a general release of claims by us in favor of Mr. Wagman.  Following termination of employment, Mr. Wagman has agreed to make himself reasonably available to assist and cooperate with us in connection with our business, any governmental or regulatory investigation, civil or administrative proceeding, litigation or arbitration, related to our affairs during Mr. Wagman's employment, for which we will pay him $350 per hour.

                Agreement with Casey Wold

                Pursuant to Mr. Wold's engagement letter dated January 15, 1995, if his employment is terminated he will be entitled a payment equal to one year's salary and bonus.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Philosophy

                The Compensation Committee is responsible for the administration of our executive compensation programs. The members of the Compensation Committee are Brian Mulroney, Glenn Rufrano and Stephen Volk.  All members are independent directors, and are not employees of Trizec. The primary objectives of the Compensation Committee in determining the compensation of our executive officers are to attract, retain and motivate highly skilled, quality executives to lead and manage Trizec to achieve its goals and objectives.

                The Compensation Committee has established an executive compensation program which provides (i) annual base salaries at levels competitive within the real estate industry as well as general industrial companies; (ii) annual incentive bonuses which reward the executives for attaining both individual goals and financial goals; and (iii) long-term incentive opportunities, in the form of stock options, which align executive and shareholder interests.  During 2002, an outside compensation consultant was engaged to review current executive compensation practices to assist the Compensation Committee in determining the competitiveness of our programs.

Executive Officer Compensation

                The Compensation Committee determines compensation levels for our executive officers and administers the stock option program.  Generally, the Compensation Committee benchmarks the level of total compensation for each executive against the 75th percentile for total executive compensation based on comparisons within the real estate industry and general industrial companies.  The Compensation Committee also establishes the goals and objectives for each fiscal year upon which individual performance will be measured and incentive awards will be based. The executive compensation program consists of base salary, annual bonus and stock options, further described below.

                Base Salary.  Base salaries for executive officers are determined on the basis of assigned responsibilities, the level of individual performance and an evaluation of competitive executive compensation levels based on comparisons within the real estate industry and general industrial companies.  However, for certain named executive officers, the base salary was also based on the employment agreements entered into with the executive, as described above under "Executive Employment Agreements".  Base salaries will be reviewed annually and may be increased by the Compensation Committee, with the recommendation of our Chief Executive Officer, as appropriate, in accordance with certain criteria determined primarily on the basis of the executive's individual contributions, any changes in responsibilities, and changes in the market for executive talent. The Compensation Committee does not assign weights to any of the criteria.  The Compensation Committee also considers the recommendations of our Chief Executive Officer for other executive officers.

                Annual Bonus.  The annual bonus program is intended to reward participants for delivering favorable results in terms of individual performance and our financial performance. The annual bonus program is administered through the creation of a bonus pool.  Individual bonuses are determined on a discretionary basis through an evaluation of contribution to overall results and individual goal achievement.  For 2002, our goals consisted primarily of effectively managing the corporate reorganization and transition to a REIT, disposing of selected non-

core properties, and stabilizing and building occupancy rates.  We target a percentage of base salary to reward our executives on the achievement of goals.  This percentage ranges from 30% to 100% of base salary, depending upon the executive's position and responsibilities.

                Stock Options. Stock options are granted as an incentive to encourage and enhance positive performance and to align the interest of our executives with our stockholders. Options are granted at a price equal to the average of the high and low prices of our common stock on the New York Stock Exchange on the date of grant, and will have value only if our stock price increases.  Grants to selected executives and key managers are based on their scope of responsibility, individual performance, size of prior grants, and competitive practices.  Of the named executive officers, Messrs. Callahan, Wold, Escalante and Hanson received stock option grants during 2002.

                Awards generally are not exercisable immediately upon grant, but instead vest over a specified period. Accordingly, an employee must remain employed by us for a specified period to enjoy the full economic benefit of an award.  The Compensation Committee intends to grant stock options annually.

Compensation of the Chief Executive Officer

                Mr. Mackenzie served as our President and Chief Executive Officer until the board of directors announced that they had accepted his resignation in August 2002.  Mr. Mackenzie's base salary of $1.95 million in 2002 was based upon his employment agreement with us entered into in December 2000.

                In August 2002, Mr. Callahan joined us as our President and Chief Executive Officer.  His annual base salary for 2002 of $850,000 was based upon his employment agreement entered into when he joined Trizec.  In order to assist the Compensation Committee in its determination of Mr. Callahan's incentive bonus for 2002 and his base salary for 2003, the outside compensation consultant was engaged to collect and review data regarding the total compensation, as well as the individual components of base salary, annual incentive and long-term incentives, awarded to the chief executive officers of several comparative peer companies.  Based upon the information provided by the compensation consultant, an evaluation of Mr. Callahan's individual performance and the overall financial performance of Trizec since he joined us, the Compensation Committee determined to award Mr. Callahan a discretionary bonus of $400,000.

                The Compensation Committee also believes it is important to provide long-term incentive compensation that is tied directly to the creation of value for stockholders.  Such compensation rewards past efforts and contribution to the performance of Trizec, as well as providing the incentive to continue such efforts in the future.  Under the terms of his employment agreement, Mr. Callahan received an initial grant of stock options under our stock option plan to purchase one million shares of our common stock.  In accordance with its objectives, the Compensation Committee will evaluate future awards of stock options to Mr. Callahan under the stock option plan based upon the factors discussed above with respect to other executive officers.

Limitations on the Deductibility of Execution Compensation

                Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation over $1 million to any named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. The Compensation Committee believes it is in the best interests of us and our stockholders to comply with the limitation of Section 162(m) to the extent possible without inhibiting our ability to attract, retain and motivate our executive officers.  In order to maintain flexibility in compensating executive officers, given the volatile business environment and labor market, the Compensation Committee has not adopted a policy of requiring all executive compensation to be deductible.

Compensation Committee:
Brian Mulroney, Chair Glenn Rufrano Stephen Volk

Compensation Committee Interlocks and Insider Participation

                None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee.  In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                In the past, we and our subsidiaries have conducted our business activities having regard to the consequences under Canadian tax legislation to TrizecHahn Corporation and its Canadian subsidiaries.  We have conducted certain business activities in a manner that would not result in TrizecHahn Corporation and its Canadian subsidiaries being subject to Canadian tax on our business activities in the United States or on distributions made by us.  In connection with the corporate reorganization, we have entered into an agreement with TrizecHahn Office Properties Ltd., a wholly-owned, Canadian subsidiary of TrizecHahn Corporation, pursuant to which we have agreed to continue to conduct our business activities having regard to the consequences under Canadian tax legislation to TrizecHahn Office Properties Ltd., and related Canadian corporations and Trizec Canada and in a manner that does not result in adverse consequences under Canadian tax legislation to such entities.  We believe that this agreement does not result in any material change in the way we conduct our business or any material constraint on our ability to carry on business in the future.

                In the past, we and our subsidiaries have been insured under certain insurance policies maintained by TrizecHahn Corporation.  In connection with the corporate reorganization, we have entered into an agreement with TrizecHahn Corporation, pursuant to which TrizecHahn Corporation has agreed to continue to maintain these insurance policies for the benefit of our company and our subsidiaries through the end of 2002 and we have agreed to pay for the insurance costs attributable to us and our subsidiaries.

                In connection with the corporate reorganization, some outstanding TrizecHahn Corporation employee stock options were cancelled under the plan of arrangement and replaced with options to acquire subordinate voting shares of Trizec Canada  For every outstanding option to acquire one Trizec Canada subordinate voting share, Trizec Canada, directly or indirectly, holds one of our warrants entitling Trizec Canada to one share of our common stock at any time prior to the respective warrant's expiration date.  We expect that Trizec Canada will exercise these warrants whenever and to the extent that one or more options to acquire Trizec Canada subordinate voting shares are exercised.  Trizec Canada's anticipated acquisition of one share of our common stock whenever one of its stock options is exercised is intended to maintain economic equivalence between shares of our common stock and Trizec Canada subordinate voting shares.

                Also in connection with the corporate reorganization, we have entered into agreements with Trizec Canada pursuant to which we have agreed to cause one or more registration statements on Form S-11 to be filed with and declared effective by the Securities and Exchange Commission, and to be maintained effective, registering the following offerings of our securities:

●	a primary offering of shares of our common stock to be issued upon the exercise of our warrants;
●	a secondary offering of shares of our common stock that may be disposed of by Trizec Canada in connection with the redemption of its shares;
●	a secondary offering of shares of our common stock that may be sold by Trizec Canada's Hungarian subsidiary, including in connection with any conversions of our Class F convertible stock; and
●

in connection with a pledge of our common stock pursuant to certain TrizecHahn Corporation credit facilities, a secondary offering of shares of our common stock that may be sold by the pledgee in connection with an exercise on the pledge in the event of default under the credit facilities.

STOCK PERFORMANCE GRAPH

                Our common stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended, on February 14, 2002.  Our common stock began trading on the New York Stock Exchange on an "as issued" basis on April 24, 2002, and began regular trading on the New York Stock Exchange on May 8, 2002.  The price information reflected for our common stock in the following performance graph and accompanying table represents the closing sales prices of our common stock for the period from May 8, 2002through December 31, 2002 on an annual basis.  The graph and the accompanying table compare the cumulative total stockholders' return on our common stock with the index of equity REITs prepared by the National Association of Real Estate Investment Trusts and the S&P 500 Composite Stock Index.  Equity REITS are defined as those companies which derive more than 75% of their income from investments in real estate assets.  The NAREIT equity index includes all tax-qualified REITs listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market.  The calculations in the following graph and table assume that $100 was invested on May 8, 2002in each of our common stock, the NAREIT Index and the S&P 500 Index and also assume dividend reinvestment.  The closing sale price of the common stock on the New York Stock Exchange was $8.98 per share on April 1, 2003.

Comparison of Cumulative Total Return
Among Trizec, NAREIT Index and S&P 500 Index

	5/8/02	12/31/02
Trizec Properties, Inc.	$ 100.00	$ 57.14
NAREIT Index	$ 100.00	$ 94.99
S&P 500 Index	$ 100.00	$ 81.76

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC.  Directors, officers and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely on our review of the copies of such reports received by us, we believe that during the fiscal year ended December 31, 2002, Trizec's directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements, except for the following:  (1) to our knowledge, Mr. Mackenzie, our former president, chief executive officer and director, failed to file a Form 4 reporting one transaction, as well as the Form 5 for the year ended December 31, 2002; and (2) joint filers P.M. Capital Inc., Emerald Blue Kft, TrizecHahn Holdings Ltd., Peter Munk, Trizec Hahn Corporation, and TrizecHahn Office Properties Ltd. filed one Form 4 reporting two transactions after the due date of the Form.  In addition, due to an error in the SEC's electronic filing system, the SEC did not record receipt of one Form 4 for Mr. Wold until one day after the due date.

PROPOSAL 2 - RATIFICATION OF RE-APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                The Audit Committee has re-appointed the firm of PricewaterhouseCoopers LLP to serve as our independent accountants for the year ending December 31, 2003, and has directed that such re-appointment be submitted to our stockholders for ratification at the Annual Meeting.  If our stockholders do not ratify the re-appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

                Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so.  They also will be available to respond to appropriate questions from stockholders.

Fees Billed to Trizec by PricewaterhouseCoopers LLP in 2002

                Audit Fees

                Audit fees for the year ended December 31, 2002 for the audit of our annual financial statements and the review of the financial statements included in our Quarterly Reports on Form 10-Q totaled $1,126,463.

                Financial Information Systems Design and Implementation Fees

                We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during the year ended December 31, 2002.

                All Other Fees

                The aggregate other fees billed by PricewaterhouseCoopers LLP during 2002 were $3,439,657, which included:

                Audit-Related Fees.  Fees billed to us by PricewaterhouseCoopers LLP during the year ended December 31, 2002 for audit-related services rendered to us, including benefit plans, escalation, joint venture and lender audits, totaled $767,256.

                Tax Fees.  Fees billed to us by PricewaterhouseCoopers LLP during the year ended December 31, 2002 for tax services rendered to us, including tax compliance, tax preparation and tax consultation, totaled $1,727,359.

                All Other Fees.  Fees billed to us by PricewaterhouseCoopers LLP during the year ended December 31, 2002 for all other non-audit services rendered to us, including cost reduction and centralization consulting, totaled $945,042.

                The Audit Committee of the board of directors has determined that the provision of these services is compatible with the maintenance of the independence of PricewaterhouseCoopers LLP.

                The board of directors unanimously recommends that the stockholders vote "FOR" the proposal to ratify the re-appointment of PricewaterhouseCoopers LLP as independent accountants of Trizec.

PROPOSAL 3 - APPROVAL OF THE ADOPTION OF THE TRIZEC PROPERTIES, INC. 2002 LONG TERM INCENTIVE PLAN (FORMERLY KNOWN AS THE 2002 TRIZEC PROPERTIES, INC. STOCK OPTION PLAN) (AMENDED AND RESTATED EFFECTIVE MAY 29, 2003)

Introduction

                The Trizec Properties, Inc. 2002 Long Term Incentive Plan (formerly known as the 2002 Trizec Properties, Inc. Stock Option Plan), which we refer to in this description as the Stock Plan, currently permits us to grant to our employees, non-employee directors, and key advisors non-qualified stock options to purchase up to an aggregate 19,000,000 shares of our common stock.  The following description of the Stock Plan is qualified in its entirety by reference to the applicable provisions of the Stock Plan and agreements related to the Stock Plan.  A copy of the Stock Plan as amended and restated is attached to this Proxy Statement as Appendix B.

Proposed Amendment and Restatement

                The proposed amendment and restatement of our stock option plan would permit additional types of awards to be made under the plan.  Currently, only nonqualified stock option grants are permitted under the terms of the Stock Plan.  As amended, the plan would permit grants of nonqualified stock options, options that are intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or IRC, restricted stock awards, stock appreciation rights, performance awards, and other compensation based on our common stock, and would make other changes as described in further detail below.  This amendment is intended to provide us with greater flexibility in utilizing appropriate performance-based compensation to attract and retain qualified employees, directors and advisors, and to align those individuals' interests with shareholder interests, and also to put us more in line with competitive employer practices.  Subject to the approval of our stockholders, the amendment and restatement would be effective May 29, 2003.

Stock Subject to Awards

                The stock currently underlying the options, and that would be subject to awards upon amendment and restatement of the Stock Plan, is our authorized common stock, par value $0.01 per share (or such other securities as may be applicable upon a stock dividend or stock split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or any other change in our corporate structure or shares of stock).  On March 24, 2003, the closing price of our common stock as reported on the New York Stock Exchange was $8.72 per share.  Subject to adjustment as described below, up to 19,000,000 shares of our common stock may be granted or purchased under the Stock Plan.  In the event that any option expires unexercised or is forfeited, terminated, surrendered or cancelled without being exercised or settled, the common stock covered by such option, or portion thereof, will again become available for issuance under the Stock Plan.  In addition, under the amended and restated plan, shares of our common stock that are tendered or withheld for the payment of the exercise price of an option or to satisfy tax withholding amounts will become available for issuance under the Stock Plan.  The maximum number of shares for which options may be granted to any individual in any calendar year is 4,000,000.  The number of awards issued, the number of awards available for issuance under the plan, and the price of outstanding awards may be adjusted as described below in the event of a capital reorganization.

Types of Awards

                Currently, the Stock Plan only provides for the grant of nonqualified stock options.  Nonqualified stock options are options to purchase our common stock that are not intended to qualify as incentive stock options pursuant to Section 422 of the IRC, and which are therefore subject to taxation under IRC Section 83.

                As amended and restated, the Stock Plan would continue to permit nonqualified stock option grants, but would also permit grants of incentive stock options under IRC Section 422, stock appreciation rights (either alone or in tandem with a stock option grant), restricted stock awards, performance awards, and other compensation based on shares of our stock.

Administration

                The Stock Plan is administered by a committee of our board of directors, which is appointed by the board.  The members of the committee must be "outside directors" within the meaning of Section 162(m) of the IRC and must be "non-employee directors" for purposes of Rule 16b-3 of the Exchange Act.  Among other powers and duties, the committee establishes rules and regulations for the Stock Plan; interprets plan provisions; determines the number of shares, exercise price and restrictions of options granted; determines the times when options will be granted and exercisable; and prescribes the form of agreements and other documents related to the grant, exercise and other terms of the options.  Under the provisions of the amended and restated plan, the committee would also determine the terms and provisions of stock appreciation rights, restricted stock agreements and other stock-based compensation, and would establish specific performance goals for performance-based awards.

                On May 8, 2002 our board of directors named our Compensation Committee, which consists exclusively of independent directors in compliance with the provisions of Section 162(m) of the IRC and Section 16 of the Exchange Act, as the committee authorized to administer the Stock Plan.

Eligibility for Awards

                The Stock Plan currently provides for grants of options to our directors, officers, and employees in consideration of their services.  In addition, the Stock Plan currently provides for grants of options to individuals who are key advisors if they render bona fide services to us or our subsidiaries that are not in connection with the offer or sale of securities in a capital raising transaction.

                As amended and restated, in consideration of their respective services, the Stock Plan would permit: (i) grants of incentive stock options to employees; (ii) grants of nonqualified stock options to non-employee directors, employees and key advisors (an individual advisor who is not an employee or director and who performs services for us or our subsidiaries, but not limited to bona fide services that are not in connection with the offer or sale of securities in a capital raising transaction); (iii) grants of stock appreciation rights to non-employee directors, employees and key advisors; (iv) grants of restricted stock awards to non-employee directors and employees; (v) grants of performance awards to officers and other key employees; and (vi) grants of other awards that are valued in whole or in part by reference to our common stock to non-employee directors, employees and key advisors.  In each case, the actual recipients of awards under the Stock Plan would be chosen by the Compensation Committee.

                As of March 24, 2003, there were five non-employee directors, approximately 1,050 employees and no key advisors eligible to receive grants under the plan.

Options Granted

                As of March 24, 2003, options were outstanding and exercisable for a total of 10,324,664 shares of our common stock, 124,400 shares had been issued upon the exercise of options previously granted and 8,550,936 shares were available for future option grants under the Stock Plan.  As of March 24, 2003, we have granted options as follows under the Stock Plan:

●

To the named executive officers in the following amounts:  Mr. Munk - 0, Mr. Callahan - 1,500,000, Mr. Wold - 1,072,500, Mr. Escalante - 385,000, Mr. Mackenzie - 825,000, Mr. Hanson - 590,000 and Mr. Wagman - 918,000;

●	To the current executive officers, as a group (including the named executive officers), a total of 7,514,091;
●	To the current directors who are not executive officers, a total of 136,875;
●

In addition to Mr. Munk, Mr. Callahan and Mr. Wold, to the remaining nominees for election in the following amounts:  Mr. Mulroney - 45,625, Mr. Rufrano - 45,625, Mr. Thomson - 45,625, Mr. Vintiadis - 0 and Mr. Volk - 0; and

●	To all other employees, a total of 2,673,698.

Terms of Options

                Options granted under the Stock Plan, other than those granted in exchange for options to purchase subordinate voting shares of TrizecHahn Corporation that were cancelled in connection with the corporate reorganization, have terms and conditions as determined by the Compensation Committee, as more fully described below:

                Option Price.  The exercise price of each option granted under the Stock Plan will be determined by the Compensation Committee, but cannot be less than the fair market value of a share of the common stock on the date of grant.

                Vesting.  Under current plan terms, unless otherwise determined by the Compensation Committee, options granted under the Stock Plan will vest and become exercisable in 25% increments over four years, beginning one year after the date of grant.  As amended and restated, the Stock Plan would provide that, unless otherwise determined by the Compensation Committee, options granted on or after May 29, 2003 will vest in 1/3 increments over three years, beginning one year after the date of grant.  Under the terms of the amended and restated Stock Plan, the exercisability of options may be accelerated as described below.

                Term of Options.  Under current plan terms, the term of any option is currently seven years from the date of grant, unless otherwise determined by the Compensation Committee, but the term may not exceed ten years from the date of grant.  Under the amended and restated Stock Plan, the term of any option granted on or after May 29, 2003 would be ten years from the date of grant, unless otherwise determined by the Compensation Committee, and may not exceed ten years from the date of grant.

                Termination of Employment or Service.

                Current Provisions.  Currently, following a termination of employment or service with us for cause (as defined in the applicable option agreement), all unexercised options will immediately expire.  Following a termination for other reasons, options will remain exercisable for:

●	30 days, if (i) such options are vested and (ii) the termination is for any reason other than death or disability; and
●	one year whether or not previously vested, if the termination is due to death or disability.

                The exercise period following termination of employment may be extended at the discretion of the Compensation Committee (or by our President, in the case of options granted to a key advisor or an employee who is not an officer within the meaning of Section 16(a) of the Exchange Act), but not beyond the original term of the option.

                As Amended and Restated.  Under the amended and restated plan, following a termination of employment or service with us, except as otherwise provided in the option agreement, all unexercised options would remain exercisable (not extending beyond expiration of the options' term) for:

●

three months, if (i) exercisable on the date of termination of employment or service, and (ii) the termination is for any reason other than retirement (except in the case of incentive stock options and in the case of key advisors), death or disability; and

●

one year, if (i) exercisable on the date of termination of employment or service, and (ii) the termination is due to retirement (except in the case of incentive stock options and in the case of key advisors), death or disability.

                Exercise of Options.  Payment of the exercise price may be made in cash, by cashless exercise, by tendering previously acquired shares of our stock (which, if acquired from us, must have been held for six months), or another method approved by the Compensation Committee.

Terms of Stock Appreciation Rights

                Currently, the Stock Plan does not provide for grants of stock appreciation rights.  Stock appreciation rights granted under the amended and restated Stock Plan would have terms and conditions as determined by the Compensation Committee, as more fully described below:

                Grant.  Stock appreciation rights could be granted on an independent basis or could be granted in tandem with a related stock option, in which case the optionee may elect to exercise either the stock appreciation right or the stock option, but not both.

                Vesting.  Stock appreciation rights would become exercisable as determined by the Compensation Committee.  At a given time, a tandem stock appreciation right would only be exercisable with respect to the shares for which the related option is exercisable.  Exercisability may also be accelerated as described below.

                Exercise of Stock Appreciation Rights.  Upon exercise of stock appreciation rights, the employee would receive payment in cash, our common stock, or a combination thereof, in an amount equal to the increase in the fair market value of a share of common stock at the date of exercise over the fair market value on the date of grant, multiplied by the number of shares exercised.  The Compensation Committee would be permitted to establish a maximum payment that can be made with respect to a grant of stock appreciation rights.

                Termination of Employment or Service.  Following a termination of employment or service with us, except as provided in a stock appreciation rights agreement governing the grant, all unexercised stock appreciation rights would remain exercisable (not extending beyond expiration of the stock appreciation rights' term) for:

●

three months, if (i) exercisable on the date of termination of employment or service, and (ii) the termination is for any reason other than retirement (except for a key advisor), death or disability; and

●	one year, if (i) exercisable on the date of termination of employment or service, and (ii) the termination is due to retirement (except for a key advisor), death or disability.

Terms of Restricted Stock Awards

                Currently, the Stock Plan does not provide for grants of restricted stock awards. Restricted stock awards granted under the amended and restated Stock Plan would have terms and conditions as determined by the Compensation Committee, as more fully described below:

                Grant.  The Stock Plan would permit grants of restricted stock, which is a grant of our common stock subject to restrictions as described below.  In addition, the Stock Plan would permit grants of restricted stock rights, which are rights to receive payment from us in shares of common stock (which may be subject to restrictions), subject to terms and conditions determined by the Compensation Committee.

                Restrictions.  Restricted stock awards and restricted stock rights awards would be subject to a vesting period of at least three years of continuous employment or service and would be subject to any additional terms and conditions that the Compensation Committee in its sole discretion deems appropriate.  The Compensation Committee could also establish performance goals for restricted stock and restricted stock rights.  Vesting and lapse of restrictions and/or performance goals may be accelerated as described below.

                Rights as a Stockholder.  Subject to the restrictions established by the Compensation Committee, the award recipient otherwise would have the rights of a stockholder with respect to the shares of restricted stock, but not restricted stock rights, held in his or her name.  With respect to both restricted stock and restricted stock rights, an award recipient would receive payment of any dividends declared attributable to the shares subject to such award at such time as the Compensation Committee decides, but not later than the date on which all restrictions on the applicable award lapse.

                Distribution of Shares.  Upon satisfaction of vesting and other conditions for an award, restricted stock would be owned by the recipient free of the applicable restrictions.  Upon satisfaction of vesting and other conditions for restricted stock rights, the recipient would receive shares of our stock, subject to any further restrictions applicable to the award.

                Termination of Employment or Service.  Except as otherwise determined by the Compensation Committee, upon termination of employment or service with us for any reason other than death, disability or retirement, unvested restricted stock rights, unvested restricted stock and accrued but unpaid dividends would be forfeited.  If an award recipient's employment or service with us were terminated due to death, disability or retirement, all restrictions on restricted stock and restricted stock rights would lapse, and restricted stock rights would be distributed.

Terms of Performance Awards

                Currently, the Stock Plan does not provide for grants of performance awards. Performance awards granted under the amended and restated Stock Plan would have terms and conditions as determined by the Compensation Committee, as more fully described below:

                Grant.  The Stock Plan would permit grants of performance awards that are either issued on a stand-alone basis or issued in conjunction with restricted stock or restricted stock rights awards.  A performance award is stated as a number of performance units.  At grant, each performance unit is treated as having a value equal to the fair market value of a share of our stock on the date of grant.  The total value of a performance award on the date of grant may not exceed 100% of the employee's annual base salary.

                Performance Goals.  The Compensation Committee would determine specific performance goals applicable to a given performance award based on the following factors, or any combination of the following, applicable to us or to our subsidiaries (as the Compensation Committee decides):  return on equity, return on common equity, funds from operations, adjusted funds from operations, return on working capital, total shareholder return, return on assets, return on investment, revenues, share price, earnings per share or any similar earnings-based financial measure determined by the Committee.  Specific performance goals may vary from award to award.  Prior to payment of the award, the value of a performance award will be increased by the amount of any dividends paid on the shares represented by the number of performance units in the award, which increased value will be converted to a number of additional performance units under the award.   Lapse of performance goal requirements may be accelerated as described below.

                Payment.  Upon satisfaction of the applicable performance goals, which may include performance-based restrictions applicable to a restricted stock award, the employee will receive payment in cash, stock or a combination of cash and stock, of the amount due under the terms of the award as set forth by the Compensation Committee.  The total amount of payment received in settlement of a performance award is limited to the value of three times the number of performance units credited to the employee at the end of the performance period.  For this purpose, each performance unit is treated as having a value equal to the fair market value of a share of our stock at the end of the performance period.

                Termination of Employment or Service.  Except as otherwise determined by the Compensation Committee, upon termination of employment or service with us for any reason other than death, disability or retirement, all unpaid portions of a performance award would be forfeited.  If a performance award recipient's employment or service with us were terminated due to death, disability or retirement, unpaid performance awards for which performance goals (other than the passage of time) have been met would be distributed free of any restrictions.

Terms of Other Stock-Based Awards

                Currently, the Stock Plan does not provide for grants of other stock-based awards. Other stock-based awards granted under the amended and restated Stock Plan would have terms and conditions as determined by the Compensation Committee, as more fully described below:

                Grants.  The Stock Plan would permit grants of other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our stock.  These awards may include grants of our stock based on certain conditions, payment of cash based on the performance of our stock, or the payment of stock in lieu of cash under company bonus programs, for example.  The Compensation Committee would determine the terms, conditions, and payment of any such award.

Fair Market Value

                Fair market value of the common stock under the current plan is defined as the average of the highest and lowest quoted sales prices of a share of our common stock quoted for the relevant date, or the next preceding date if no price was quoted for the date of determination, on the New York Stock Exchange, as published in The Wall Street Journal.  Under the amended and restated plan, fair market value would generally be the closing sale price of our common stock quoted for the immediately preceding trading date on the New York Stock Exchange, as published in The Wall Street Journal.

Acceleration of Vesting

                Under the amended and restated plan, the Compensation Committee would be permitted to accelerate the exercisability of options and stock appreciation rights, and to waive restrictions and/or performance goals with respect to restricted stock, restricted stock rights, performance awards and other stock-based awards, in whole or in part at any time.  In addition, options and stock appreciation rights would become immediately exercisable and vested, and restrictions would lapse and performance goals would be deemed satisfied for restricted stock, restricted stock rights and performance awards upon a change in control (as defined in the plan) of us.  In addition, the Compensation Committee would have discretion to accelerate awards upon the occurrence of other events, including events relating to tender offers, threatened change in control or other similar circumstances.  In the case of a change in control in which we do not survive and our stockholders receive cash for their shares, or any other transaction in which the Compensation Committee determines the continuation of options would not be appropriate, the Compensation Committee would be permitted to cancel outstanding options in exchange for cash payment in an amount determined under the plan.

Amendment and Termination

                Under the current plan provisions, subject to any stockholder approval required or, in the Compensation Committee's opinion, appropriate under law, the Compensation Committee may amend, suspend or terminate the Stock Plan at any time.  However, no amendment to increase the maximum number of shares available under the Stock Plan will be effective until confirmed by stockholder vote according to stock exchange rules.  In addition, no amendment may adversely alter existing options without the consent of the optionee.  The Compensation Committee is also permitted to amend the Stock Plan as needed to comply with the "performance-based" exception to IRC Section 162(m) even if otherwise limited by these restrictions.

                As amended and restated, the plan provides that it may be amended or terminated at any time without stockholder approval, except that our board of directors or the Compensation Committee could condition any amendment on stockholder approval if necessary or advisable under applicable law.  However, no amendment to increase the number of shares available for grants under the plan would be permitted without stockholder approval.  The Stock Plan expires May 29, 2013.

Adjustments

                In the event of changes in the number or kind of outstanding shares of our common stock by reason of a stock dividend or stock split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or any other change in our corporate structure or shares of stock that may dilute or enlarge the rights of award recipients with respect to: (i) the number of shares covered by outstanding awards, or (ii) the option or stock appreciation right exercise prices, an appropriate adjustment will be made by the Compensation Committee to prevent dilution or enlargement of the rights of award recipients.  In addition, the Compensation Committee may make other adjustments or substitutions, consistent with the foregoing, as it determines appropriate.

Transferability

                Options, stock appreciation rights, restricted stock rights, performance awards and other stock-based awards would not be transferable except by will, by the laws of descent and distribution or as required by law.  Restricted stock would not be transferable while subject to applicable restrictions.

Federal Income Tax Consequences

                The following is a brief general description of the consequences under the IRC of the receipt or exercise of stock rights under the Stock Plan:

                Incentive Stock Options.  An option holder has no tax consequences upon issuance or, generally, upon exercise of an incentive stock option.  An option holder will recognize income when he or she sells or exchanges the shares acquired upon exercise of an incentive stock option.  This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods.  Generally, the requisite holding periods expire two years after the date of grant of the incentive stock option and one year after the date of acquisition of our common stock pursuant to the exercise of the incentive stock option.

                If an option holder disposes of the common stock acquired pursuant to exercise of an incentive stock option before the expiration of the requisite holding periods, the option holder will recognize compensation income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold.  This amount will be taxed at ordinary income rates.  If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be taxed at the applicable capital gains rate.  If the sale price of the shares is less than the option price, the option holder will recognize a capital loss equal to the excess of the option price over the sale price.  The use of shares acquired upon exercise of an incentive stock option to pay the option price of another option (whether or not it is an incentive stock option) will be considered a disposition of the shares.

                An option holder may have tax consequences upon exercise of an incentive stock option if the aggregate fair market value of shares of the common stock subject to incentive stock options which first become exercisable by an option holder in any one calendar year exceeds $100,000.  If this occurs, the excess shares will be treated as though they are subject to a nonqualified stock option instead of an incentive stock option.  Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of nonqualified stock options.

                Finally, except to the extent that an option holder has recognized income with respect to the exercise of an incentive stock option, the amount by which the fair market value of a share of our common stock at the time of exercise of the incentive stock option exceeds the option price will be included in determining an option holder's alternative minimum taxable income, and may cause the option holder to incur an alternative minimum tax liability in the year of exercise.

                There will be no tax consequences to us upon issuance or, generally, upon exercise of an incentive stock option.  However, to the extent that an option holder recognizes ordinary income upon exercise, we generally will have a deduction in the same amount.

                Nonqualified Stock Options.  Neither we nor the option holder has income tax consequences from the issuance of nonqualified stock options.  Generally, upon the exercise of nonqualified stock options, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares.  The holder's tax basis in the shares is the fair market value of the shares on the date of exercise.  We generally will have a deduction in the same amount as the ordinary income recognized by the option holder in our tax year in which or with which the option holder's tax year (of exercise) ends.  Upon the sale of shares acquired upon exercise, the option holder will have a capital gain (or loss) equal to the difference between the tax basis and the sale price calculated at the applicable capital gains rates.

                Certain additional rules apply if the exercise price is paid in shares of our common stock held by the optionee.

                Stock Appreciation Rights.  At the time a stock appreciation right is granted, an option holder will recognize no taxable income, and there are no tax consequences to us.  The option holder will recognize taxable income at the time the stock appreciation right is exercised in an amount equal to the amount of cash and the fair market value of the shares of our common stock received upon such exercise.  The income recognized on exercise of a stock appreciation right will be taxable at ordinary income tax rates.  We generally will be entitled to a deduction with respect to the exercise of a stock appreciation right in an amount equal to the amount of ordinary income recognized by the option holder upon such exercise.

                Restricted Stock.  A holder of restricted stock will recognize income upon receipt of the restricted stock, but generally only to the extent that the stock is not subject to a substantial risk of forfeiture.  If the restricted stock is subject to restrictions that lapse in increments over a period of time, so that the holder becomes vested in a portion of the shares as the restrictions lapse, the holder will recognize income in any tax year only with respect to the shares that become nonforfeitable during that year.  The income recognized will be equal to the fair market value of those shares, determined as of the time that the restrictions on those shares lapse.  That income generally will be taxable at ordinary income tax rates.  Any dividends paid in connection with restricted stock will be taxed at ordinary income tax rates.  We generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder of the restricted stock.

                A holder of restricted stock may elect instead to recognize ordinary income for the taxable year in which he or she receives an award of restricted stock in an amount equal to the fair market value of all shares of restricted stock awarded to him or her, even if the shares are subject to forfeiture.  That income will be taxable at ordinary income tax rates.  At the time of disposition of the shares, a holder who has made such an election will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award.  This gain will be taxable at the applicable capital gains rate.  Any such election must be made within 30 days after the transfer of the restricted stock to the holder.  We will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder at the time of his or her election.

                Performance Awards.  At the time a performance award is granted, a holder will generally only recognize taxable income to the extent that the award is not subject to a substantial risk of forfeiture.  The holder will recognize taxable income at the time the performance award is paid or is no longer subject to forfeiture in an amount equal to the value of cash and stock received upon such payment.  The income will be taxable at ordinary income tax rates.  We generally will be entitled to a deduction with respect to a performance award in an amount equal to the amount of ordinary income recognized by the holder at the time the income is recognized.

                Other Stock-Based Compensation.  The income tax consequences of other awards under the Stock Plan that are valued in whole or in part by reference to or are otherwise based on shares of our stock will depend on the terms and conditions of a given award.

                Limitation on Company Deductions.  No federal income tax deduction is allowed for compensation paid to a "covered employee" in any of our taxable years beginning on or after January 1, 1994, to the extent that such compensation exceeds $1,000,000.  For this purpose, "covered employees" are generally defined as our chief executive officer and our four highest compensated officers whose annual salary and bonus exceeds $100,000, and the term "compensation" generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of stock options, restricted stock, or performance awards.  This deduction limitation does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee's gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified thereafter.

                Compensation attributable to a stock option will generally satisfy the limitation exception for performance-based compensation if:

●	the grant or award is made by a "compensation committee" (a committee composed of "outside" directors);
●

the "material terms" (including which employees are eligible to receive compensation, the maximum number of shares that may be granted to an optionee and the exercise price of the options) of the plan under which the option or right is granted are disclosed to stockholders and approved by a majority of the stockholder vote;

●	the "compensation committee" certifies that performance goals were in fact satisfied before the compensation is paid; and

●	under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award.

                Stock options and stock appreciation rights granted under the Stock Plan may satisfy these requirements, depending upon the specific terms, provisions, restrictions and limitations of such options or rights.

                The foregoing discussion is not a complete discussion of all federal income tax aspects of the Stock Plan.  Some of the provisions contained in the IRC have only been summarized, and additional qualifications and refinements may be contained in regulations which will be issued in the future by the Internal Revenue Service.  Furthermore, subsequent legislative changes or changes in administrative or judicial interpretation could alter significantly the tax treatment discussed herein.  No discussion of state income tax law has been included.  Each employee should consult his or her own tax advisors with respect to the tax consequences of participation in the Stock Plan and disposition of shares acquired under the Stock Plan.

                ERISA.  The Stock Plan is not, and is not intended to be, an employee benefit plan or qualified retirement plan.  The Stock Plan is not, therefore, subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) of the IRC.

Awards Under Amended and Restated Plan

                The table below sets forth the amounts that will be received by the individuals or groups listed in the table, under the Stock Plan as amended and restated:

New Plan Benefits (1)

	2002 Long Term Incentive Plan

Name and Position	Dollar Value (2)	Number of Options

Peter Munk Chairman of the board of directors	W	W
Timothy Callahan President, Chief Executive Officer, and Director	$4,360,000	500,000
Casey Wold Executive Vice President, Chief Operating Officer, Chief Investment Officer and Director	$2,180,000	250,000
Michael Escalante Executive Vice President, Portfolio Management & Capital Transactions	$1,133,600	130,000
Christopher Mackenzie Former Chief Executive Officer, President, Director	W	W
Gregory Hanson Former Executive Vice President and Chief Financial Officer	W	W
Lee Wagman Former Executive Vice President	W	W
All Executive Officers as a Group (3)	$14,998,400	1,720,000
All Directors that are not Executive Officers as a Group	W	W
All Employees (except Executive Officers) as a Group	$4,514,344	517,700

____________________

(1)

This table provides information regarding options to purchase our shares that we granted on March 4, 2003 under the Stock Plan as in effect on that date.  These options vest in three equal annual increments starting on the first anniversary of the date of grant, and expire ten years after the date of grant.  Upon approval of the amended and restated Stock Plan by our stockholders, all option grants indicated in the table will retain the same vesting schedule and expiration date, but will otherwise be subject to the terms and conditions of the Stock Plan as amended and restated.
(2)	The Dollar Value is based upon the closing price of our shares of common stock on the New York Stock Exchange on March 24, 2003.
(3)	Includes the named executive officers.

                The board of directors unanimously recommends that the stockholders vote "FOR" the proposal to approve the adoption of the Trizec Properties, Inc. 2002 Long Term Incentive Plan (formerly known as the 2002 Trizec Properties, Inc. Stock Option Plan) (amended and restated effective May 29, 2003).

PROPOSAL 4 - APPROVAL OF THE ADOPTION OF THE TRIZEC PROPERTIES, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

                We propose to adopt an Employee Stock Purchase Plan, or ESPP, that will be available company-wide to provide an opportunity for all employees to become stockholders of Trizec Properties, in order to provide employees with an additional incentive and to align employee interests with those of stockholders, which we believe to be more consistent with competitive practices and to provide an incentive to better performance and improvement of profits.  The proposed ESPP is intended to be qualified under IRC Section 423.  The ESPP would become effective upon approval by our stockholders, and would expire February 28, 2019.

                Shares Available.  A total of 2,250,000 shares of our common stock would be available for purchases under the ESPP.  If our outstanding shares are affected by any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, or stock dividend or if some other increase or decrease in our stock occurs without our receiving consideration, the committee that administers the plan will make a proportionate adjustment in shares under the ESPP.

                Administration.  The ESPP will be administered by a committee appointed by our board of directors.  Among other powers, the committee will have discretionary authority to adopt, construe and enforce rules regarding the ESPP.

                Eligibility.  All our employees would be eligible to participate the beginning of the month after completing six months of employment and at such other times as the committee may prescribe prior to the commencement of an offering period.  As of March 24, 2003, approximately 1,050 employees would be eligible to participate.

                Offering Period.  During an offering period, which generally runs from March 1 to February 28 or 29 each year, the ESPP would permit eligible employees to elect payroll deductions that would be applied to purchase our common stock.  Our board of directors has the power under the ESPP to change the duration of the offering periods at any time, including the beginning date, which would affect the price of shares as indicated below.  Purchases would be made on the last trading day of each calendar month, or other date(s) determined by the committee.  A single employee would only be permitted to purchase shares worth up to $25,000 under the ESPP each calendar year.  The first offering period would run from August 1, 2003 to February 29, 2004.

                Dividends.  Dividends on stock held in the ESPP would be reinvested in shares of our common stock at fair market value unless the participating employee requests distribution of the dividends.

                Price of Shares.  Stock purchased by employees under the ESPP would be priced at a discount of 15% below the fair market value on the first day of the offering period (generally, March 1, unless altered by our board of directors) or the date when the shares are purchased, whichever is lower.  Fair market value is defined as the closing sale price of our common stock on the New York Stock Exchange on the trading date coinciding with or immediately preceding the relevant date.

                Revocation of Election.  Participating employees who revoke their elections under the ESPP during an annual offering period or who terminate employment during an offering period would receive a refund of payroll deductions under the ESPP that have not been applied to purchase our common stock at the time of such revocation or termination.  Participating employees are also permitted to change their elections under the ESPP once each offering period.

                Plan Expenses.  We will pay all expenses incident to operation of the ESPP, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases of common stock under the ESPP, on dividend reinvestments and on delivery of shares to a participant.  However, we will not pay expenses associated with the participant's sale of shares acquired under the ESPP.

                Adjustments.  The Committee may make an appropriate adjustment in the nature and kind of shares reserved for purchase under the ESPP and the calculation of the purchase price in the event of a recapitalization, reclassification, stock split or similar change, increase or decrease in our common stock in order to preserve (to the extent practicable) the proportionate interest of each participant in the ESPP.

                Plan Amendment or Termination.  The ESPP automatically terminates if our stock is no longer listed on any nationally recognized stock exchange or national market quotation system.  The ESPP will also terminate automatically if we enter into an agreement to dispose of all or substantially all of our assets through sale, merger, reorganization, liquidation or a transaction in which we are not the surviving company.  If the ESPP terminates, then outstanding payroll deductions that have not been applied to the purchase of stock will be refunded to participants.  Our board may also amend or terminate the ESPP at any time, except that no amendment may adversely affect options previously granted, except as described above.  An offering period may be terminated by the board as of any share purchase date under the ESPP if the board determines that termination of the option period is in our best interests.  Any increase in the maximum number of shares available under the ESPP is subject to shareholder approval.  The board is permitted to alter the ESPP at any time to mitigate adverse accounting consequences.

Federal Income Tax Consequences

                The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the IRC.  The operation of the ESPP under IRC Section 423 provides various tax consequences to the employee and to us, depending on the timing of certain transactions.  The following discussion outlines in general terms the federal income tax consequences of participating in the ESPP.

                Taxation of Employee Contributions.  The amounts withheld from an employee's pay under the ESPP will be taxable income to him or her and must be included in his or her gross income for federal income tax purposes in the year in which such amounts otherwise would have been received.  An employee's direct payments to the ESPP, if any, do not result in any  tax deductions for his or her personal income tax return.

                Taxation Upon Receipt and Exercise of Options.  An employee does not recognize any income for federal income tax purposes either at the time he or she is granted the opportunity to elect payroll deductions that will be applied toward the purchase of our stock, or at the time he or she acquires shares of our stock pursuant to the ESPP.

                Taxation Upon Disposition of Shares Before End of Holding Periods.  Under the federal income tax laws, favorable tax treatment of a disposition of shares acquired under the ESPP depends, in part, upon the length of time the employee holds the shares before disposing of them.  To obtain some of the available federal income tax benefits, an employee must hold shares acquired under the ESPP for a period ending two years after the date on which the employee makes the payroll deduction election and one year after date the stock is purchased.  If, within these holding periods, an employee sells or otherwise disposes of (other than by transfer at death) shares acquired under the ESPP, he or she must recognize ordinary income in the year of sale in an amount equal to the excess of:

(i)	the fair market value of the shares on the date the stock is purchased; over

(ii)	the amount he or she paid for them under the ESPP (his or her "basis" in the shares).

                Any profit realized in excess of the amount included in ordinary income will  be taxed as a capital gain, and any loss realized after increasing the basis of the stock by the ordinary income recognized will be a capital loss.  The capital gain or loss will be treated as "long-term" capital gain or loss if the employee has held the shares for at least one year before the sale or transfer.  There may or may not be any difference in ordinary income and capital gain tax rates.

                Taxation Upon Disposition of Shares Held for Holding Periods.  If an employee sells or otherwise disposes of shares acquired under the ESPP after holding such shares for the holding periods discussed above, he or she must include as ordinary income in the year of sale an amount equal to the lesser of:

(i)	15% of the fair market value of the shares on the date on which the employee makes the payroll deduction election; or

(ii)	the excess of the fair market value of the shares at the time he sells the shares over the amount he or she paid for them (the "basis").

                If shares are sold, their fair market value at the time of sale generally will be the sale price.  Any gain realized in excess of the amount included in ordinary income will be taxed as a long-term capital gain.  Any loss resulting from the sale will be treated as a long-term capital loss.

                Taxation Upon Transfer of Shares at Death.  If an employee dies while owning his or her shares, he or she will be taxed in the year of death as though he or she disposed of such shares after holding them for the holding periods, except that no capital gain or capital loss will be realized upon such disposition.

                Taxation of Dividends.  All dividends received by an employee with respect to shares acquired under the ESPP, whether reinvested in our common stock or received by the employee, will be treated as ordinary income.

                Tax Deduction for Company Upon Sale of Shares within Holding Periods.  We do not receive any income tax deduction as a result of purchasing shares pursuant to the ESPP, except upon sale of shares by an employee within the holding periods.  In such an event, we would be entitled to a deduction equal to the amount included as ordinary income to the employee with respect to his or her sale of shares.

                The foregoing discussion is not a complete discussion of all federal income tax aspects of the ESPP.  Some of the provisions contained in the IRC have only been summarized, and additional qualifications and refinements may be contained in regulations which will be issued in the future by the Internal Revenue Service.  Furthermore, subsequent legislative changes or changes in administrative or judicial interpretation could alter significantly the tax treatment discussed herein.  No discussion of state income tax law has been included.

                Each employee should consult his or her own tax advisors with respect to the tax consequences of participation in the ESPP and disposition of shares acquired under the ESPP.

                ERISA.  The ESPP is not, and is not intended to be, an employee pension plan or an employee welfare benefit plan, but instead is a tax-qualified employee stock purchase plan under IRC Section 423.  The ESPP therefore is not subject to the Employee Retirement Income Security Act of 1974 or Section 401(a) of the IRC.

                The board of directors unanimously recommends that the stockholders vote "FOR" the proposal to approve the adoption of the Trizec Properties, Inc. 2003 Employee Stock Purchase Plan.

STOCKHOLDERS' PROPOSALS FOR 2004 ANNUAL MEETING

                Proposals of stockholders, including nominations for the board of directors, intended to be presented at the 2004 Annual Meeting of Stockholders must be received by us at our executive offices in Chicago, Illinois, on or before December 16, 2003 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. In accordance with our By-Laws, for business to be properly brought before a meeting, but not included in the proxy, a stockholder must submit a proposal, including nominations for the board of directors, not earlier than January 30, 2004 and not later than March 15, 2004.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

                Our board of directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting.  However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Trizec.

By Order of the Board of Directors.

Peter Munk Chairman of the Board

Chicago, Illinois
April 14, 2003

____________________________________

APPENDIX A

TRIZEC PROPERTIES, INC.
AUDIT COMMITTEE CHARTER

I.              Purpose

The purpose of the Audit Committee is to assist the board of directors (the "Board of Directors") of Trizec Properties, Inc. (the "Corporation") in (i) fulfilling its responsibilities to oversee the Corporation's financial reporting process, including monitoring the integrity of the Corporation's financial statements and the independence and performance of the Corporation's internal and external auditors, (ii) fulfilling its responsibilities to oversee the Corporation's compliance with legal and regulatory requirements, and (iii) monitoring the ownership and transfer of the Corporation's shares for the purpose of ensuring that the Corporation achieves and preserves its status as a "domestically-controlled REIT".  The Audit Committee shall also be responsible for preparing the report of the audit committee included in the Corporation's annual proxy statement.

The Audit Committee's responsibilities are those of monitoring and supervision and, in carrying out its responsibilities, the Audit Committee is not providing any expert or other special assurances as to the Corporation's financial statements or as to the Corporation's status as a "domestically-controlled REIT".  The Corporation's executive management remains responsible for the preparation of the financial statements in accordance with generally accepted accounting principles and the Corporation's independent auditors remain responsible for auditing those financial statements.

II.            Membership Requirements

The Audit Committee shall be comprised of that number of Directors as the Board of Directors shall determine from time to time, such number not to be less than three (3) in accordance with the Corporation's by-laws (the "By-Laws").  Each Director shall meet all applicable requirements of the Audit Committee Policy of the New York Stock Exchange with respect to independence, financial literacy, accounting or related financial expertise, and any other matters required by the New York Stock Exchange.  The members of the Audit Committee shall be appointed annually by the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors.  Either the Board of Directors or the members of the Audit Committee may appoint the Chairman of the Audit Committee.

III.           Authority

In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Corporation's management, books and records and the authority to retain outside counsel, accountants or other consultants in the Audit Committee's sole discretion.  The Audit Committee shall also have sole authority to approve the fees and other retention terms of such consultants and to terminate such consultants.

IV.           Responsibilities

The following are the general responsibilities of the Audit Committee and are set forth only for its guidance.  The Audit Committee may assume such other responsibilities as it deems necessary or appropriate in carrying out its oversight functions.

A.            On at least an annual basis, the Audit Committee shall:

1.             Appoint, and approve the fees and engagement terms for, the independent auditors who shall be accountable to the Board of Directors and the Audit Committee; when circumstances warrant, discharge the independent auditors; and recommend the independent auditors to the Board of Directors for shareholder approval in the proxy statement.

2.             Review a report by the independent auditors describing:

a.             the firm's internal quality control procedures;

b.             any material issues raised by the most recent quality-control review, peer review or government or professional investigation, within the preceding five years, of the independent auditors' independent audits, and steps taken to deal with these issues; and

c.             relationships between the independent auditor and the Corporation to assess the independent auditor's independence.

3.             Determine whether to recommend to the Board of Directors that the Corporation's financial statements be included in its annual report on Form 10-K for filing with the Securities and Exchange Commission (the "SEC").  To carry out this responsibility, the Audit Committee shall:

a.             review the proposed scope of the annual audit and agree thereon with the independent auditors;

b.             review and discuss the audited financial statements, including "Management's Discussion and Analysis of Financial Condition and Results of Operations", with management and the independent auditors;

c.             review a report of the independent auditors with respect to:

(1)           all critical accounting policies and practices used;

(2)           all alternative treatments of financial information within GAAP that have been discussed with management as well as the ramifications of these alternatives and the treatment preferred by the audit firm; and

(3)           any other material written communications between the audit firm and management (including the management letter and schedule of unadjusted differences).

d.             discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61;

e.             review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Corporation's independent auditors; and

f.              based upon the reviews and discussions, issue its report for inclusion in the Corporation's proxy statement.

4.             Review with the independent auditor any audit problems and management's response to those problems.

5.             Consider whether the provision of services by the independent auditors not related to the audit of the annual  financial statement and the review of the interim financial statements included in the Corporation's reports on Form 10-Q for such year is compatible with maintaining the auditors' independence.

6.             Establish, and review at least annually, procedures:

a.             for dealing with complaints received by the Corporation regarding accounting, internal accounting controls or audit matters; and

b.             for the confidential anonymous submission by employees of concerns regarding accounting or auditing matters.

7.             Review and reassess the adequacy of this charter of the Audit Committee annually and submit any proposed modifications to the Board of Directors for approval.

8.             Review and evaluate the Audit Committee's performance annually with the committee or individual designated by the Board of Directors to undertake such review.

B.            On a quarterly basis, the Audit Committee shall:

1.             Review and discuss with management and the independent auditors the Corporation's interim financial statements, including "Management's Discussion and Analysis of Financial Condition and Results of Operations", to be included in the Corporation's quarterly reports to be filed with the SEC.

2.             Review each quarter the report of the committee or individual in charge of internal control system review, with a more detailed review of the internal control report filed with the Form 10-K; and meet with the Chief Executive Officer and Chief Financial Officer each quarter to discuss the report, any deficiencies or material weaknesses in internal controls, and any fraud involving persons with a significant role in the Corporation's internal controls or disclosure controls.

3.             Review each quarter the report of the Disclosure Controls and Procedures Committee and meet with the Chief Executive Officer and Chief Financial Officer each quarter to discuss the report, any deficiencies or material weaknesses in disclosure controls and procedures, and any fraud involving persons with a significant role in the Corporation's disclosure controls and procedures.  The review should include a discussion of the Corporation's risk assessment and risk management policies, including discussion of major financial risk exposures and steps management has taken to monitor and control them.

4.             Discuss, within the committee, earnings releases and financial information and earnings guidance provided to analysts and rating agencies.

5.             Meet privately with the independent auditors and with the head of the Internal Audit Department to review the Corporation's accounting practices, internal accounting controls and such other matters as the Audit Committee deems appropriate.

C.            From time to time and as necessary, the Audit Committee shall:

1.             Review and approve all audit and non-audit services to be provided by the independent auditors prior to the Corporation's receipt of such services.

2.             Oversee the functioning of the internal audit review, including its organization, staffing and work plans, and review periodic reports prepared by such organization, with a formal review of the internal audit function at least annually.

3.             Review and approve all related-party transactions.

4.             Set clear hiring policies for employees or former employees of independent auditors, and review such policies at least annually.

5.             Review any complaints received by the Corporation regarding accounting, internal accounting controls or audit matters and any submissions by employees of concerns regarding accounting or auditing matters.

6.             Regularly report to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered.

D.            In addition, in connection with the Corporation's obligations as a "domestically-controlled REIT", the Audit Committee shall:

1.             Unless the Board of Directors has already done so, designate an appropriate officer ("Monitor") who, with the assistance of such personnel as may be appropriate, shall monitor and enforce ownership and transfer limitations and restrictions necessary to ensure that  the Corporation achieves and maintains qualification as a "domestically-controlled REIT".

2.             Review and discuss with the Monitor any matter relating to ownership or transfer of the Corporation's shares in violation of the Corporation's Certificate of Incorporation, as may be amended from time to time, or any other matters of which the Monitor is required to inform the Audit Committee in accordance with the Corporation's Policies and Procedures.

3.             Semi-annually review the performance of the Monitor to ensure that the Monitor diligently performs his or her duties in accordance with the Corporation's Policies and Procedures and at that time consider whether any changes to the Corporation's Policies and Procedures may be appropriate.

V.            Meetings

Subject to the By-Laws and resolutions of the Board of Directors, the Audit Committee shall meet at least four (4) times annually at such times as the Chairman of the Committee shall designate.  The Audit Committee shall fix its own rules of procedure, and a majority of the members serving shall constitute a quorum.  The Audit Committee shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors.

APPENDIX B

TRIZEC PROPERTIES, INC.
2002 LONG TERM INCENTIVE PLAN
(Amended and Restated Effective May 29, 2003)

1.             Purpose of Plan

                The purpose of the Trizec Properties, Inc. 2002 Long Term Incentive Plan (the "Plan") is to secure for Trizec Properties, Inc. (the "Company") and its shareholders the benefits arising from capital ownership by those directors, officers, key employees and key advisors of the Company and its Subsidiaries who are and will be responsible for its future growth and continued success.  The Plan provides those individuals the opportunity to acquire a proprietary interest in the Company through the granting of Awards in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Rights, Performance Awards and other Share-based compensation, as set forth in this Plan.

                The Plan was initially adopted effective May 8, 2002 as the Trizec Properties, Inc. 2002 Stock Option Plan and is amended and restated herein as the Trizec Properties, Inc. 2002 Long Term Incentive Plan.

2.             Definitions

"Agreement" means a written agreement or certificate, executed by the Company, and, if so required by the Committee, by the Participant, which sets forth the terms and conditions of the Award.

"Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Right, Performance Award and other Share-based compensation award, rights, interests or options or other securities of the Company granted pursuant to this Plan.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee or such other committee appointed from time to time by, and duly authorized to act on behalf of, the Board to administer this Plan.

"Company" means Trizec Properties, Inc., a Delaware corporation, and includes any successor corporation thereof.

"Corporate Reorganization" means the plan of arrangement pursuant to Canadian law, pursuant to which the Company became a publicly traded United States real estate investment trust which owned all of the United States assets owned by TrizecHahn Corporation and its subsidiaries.

"Date of Grant" means the date on which an Award is granted as set forth in the applicable Award Agreement.

"Employee" means any person who is an employee of the Company or one of its Subsidiaries, including employees who are officers or members of the Board.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" of a Share determined as of any date means (i) the closing sale price for a Share (or the closing bid, if no sales were reported), as quoted on the last trading day immediately preceding the date of such determination, on any stock exchange, or a national market quotation system including without limitation the Nasdaq National Market, in which Shares of the Company are listed, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) if Shares are not listed on a securities exchange or traded over the Nasdaq National Market, Fair Market Value as determined by such other method as the Committee determines in good faith.

"Former Employee" means an individual who is a former Employee as of the effective date of the Corporate Reorganization.

"Incentive Stock Option" means an Option awarded to an Employee which is designated as an incentive stock option and which satisfies all applicable requirements therefor under Section 422 of the Code.

"Key Advisor" means an individual advisor (not an Employee or a Non-Employee Director) who performs services for the Company or any of its Subsidiaries and is selected for an Award by the Committee.

"Non-Employee Director" means a member of the Board who shall qualify as a "non-employee director" as the term (or similar or successor term) is defined by Rule 16b-3 under the Exchange Act.

"Non-Qualified Stock Option" means an Option awarded under the Plan which is not an Incentive Stock Option.

"Option" means a right to purchase a Share under the terms and conditions of an Option Agreement that is either an Incentive Stock Option or a Non-Qualified Stock Option.

"Option Price" means the price at which a Share may be purchased under an Option, as the same may be adjusted from time to time in accordance with Section 11hereof.

"Participant" means an Employee, Former Employee, Non-Employee Director or Key Advisor who has been granted an Award and participates under the Plan.

"Performance Award" means a right to receive payment from the Company in cash, subject to the terms and conditions of the Award pursuant to Section 8.

"Plan" means this Trizec Properties, Inc. 2002 Long Term Incentive Plan, as may be amended from time to time.

"Restricted Stock" means Shares granted to a Participant which are subject to restrictions on transferability pursuant to Section 7 of the Plan.

"Restricted Stock Right" means a right to receive payment from the Company in Shares (including Restricted Stock) subject to the terms and conditions of an Award granted pursuant to Section 7 of the Plan.

"Share" or "Shares" means the authorized shares of common stock, $.01 par value per share, of the Company.

"Stock Appreciation Right" or "SAR" means the right to receive a payment from the Company in cash, Shares, or any combination thereof, equal to the excess of the Fair Market Value of a Share on the date of exercise over a specified price fixed by the Committee, but subject to such maximum amounts as the Committee may impose.

"Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                Unless the context requires otherwise, the use of masculine pronouns shall also refer to feminine pronouns and the use of a singular noun shall also refer to the plural.  Unless otherwise stated, references to articles and sections refer to articles and sections of the Plan.

3.             Administration of the Plan

                The Plan shall be administered by the Committee (comprised of two or more members, acting through a majority thereof) who are appointed by the Board.  Except as the Board may otherwise determine in connection with a change in applicable law or other relevant circumstances, a person may serve on the Committee only if he is a Non-Employee Director and satisfies the requirements of an "outside director" for purposes of Section 162(m) of the

Code and the regulations thereunder.  The Committee shall have the discretionary authority and power to administer the Plan, including, without limitation, the authority to:  (a) determine the individuals to whom Awards are granted, the type and amounts of Awards to be granted and the time of all such Awards; (b) determine the terms, conditions and provisions of, and restrictions relating to, each Award granted; (c) interpret and construe the Plan and all Awards and any certificates, notices or agreements relating thereto; (d) prescribe, amend and rescind rules, guidelines and regulations relating to the Plan; (e) determine the content and form of all certificates, notices and agreements relating to Awards; (f) determine all questions relating to Awards under the Plan; (g) maintain accounts, records and ledgers relating to Awards; (h) maintain records concerning its decisions and proceedings; (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and (j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.  Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.  To the extent deemed necessary or advisable for purposes of Rule 16b-3 of the Exchange Act or otherwise, the Board may act as the Committee hereunder.  No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and shall, to the maximum extent permitted by the articles of incorporation and by-laws of the Company and applicable law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.             Shares Subject to the Plan

4.1           Aggregate Limit.  Subject to Section 11, the aggregate number of Shares which may be delivered under the Plan pursuant to Awards hereunder shall not exceed 19,000,000 Shares.  No fractional Shares may be issued.

4.2           Reuse of Shares.  If and to the extent that an Award under the Plan shall expire or terminate for any reason without having been exercised in full or without all Shares subject to such Award  having been issued or distributed (including, without limitation, cancellation and re-grant), the Shares subject thereto which have not become outstanding shall (unless the Plan shall have terminated) become available for issuance under the Plan.  If and to the extent that Options granted under the Plan are exercised or Shares are distributed to a Participant pursuant to an Award of Stock Appreciation Rights or Restricted Stock Rights, and Shares are tendered or withheld for the payment of the Option Price upon Option exercise or to satisfy tax withholding amounts, then such number of Shares tendered or withheld for the payment of the Option Price or to satisfy tax withholding amounts shall (unless the Plan shall have terminated) become available for issuance under the Plan.  In any such event, Awards of such Shares shall be upon such terms and conditions as the Committee may determine.

5.             Stock Options

5.1           Awards of Incentive Stock Options and Non-Qualified Stock Options.  The Committee may grant Awards of Incentive Stock Options to Employees and grant Awards of Non-Qualified Stock Options to Employees, Non-Employee Directors, and Key Advisors.  In no event shall the term of any Option granted under the Plan exceed ten years from the Date of Grant.

5.2           Terms of Options.  The number of Shares subject to each Option, the Option Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions for each such Option shall be determined by the Committee and set forth in the Option Agreement, not inconsistent with the terms of the Plan.  If the Option Agreement does not provide for a term or vesting period, then each Option shall, subject to any other specific provisions of the Plan, be subject to the following terms and conditions:

(a)           Options issued prior to May 29, 2003 (other than Options issued in connection with the Corporate Reorganization) (i) shall be exercisable for a term of seven years from the Date of Grant, and (ii) shall vest one-fourth on the first anniversary of the Date of Grant and on each of the three subsequent anniversaries of the Date of Grant.

(b)           With respect to Options granted in connection with the Corporate Reorganization:

(i)            The following terms shall be the same as the terms of the options being replaced: number of Shares underlying each Option, the vesting schedule and the exercise price, (converted from Canadian dollars into U.S. dollars using the exchange rate prevailing on the effective date of the Corporate Reorganization).

(ii)           The period during which such Options shall be exercisable shall expire on the later of (x) the original expiration date of the replaced options, determined by the date on which they were granted by TrizecHahn Corporation and (y) 66 months from the effective date of the Corporate Reorganization; provided, however, that this Section 5.2(b)(ii) shall not apply to Participants who are Former Employees.

(iii)          Except as set forth in this Section 5.2(b) and Section 5.3, such Options shall be subject to all provisions of the Plan, including without limitation, Section 5.5.

(c)           Options (other than Options granted pursuant to (a) or (b) of this Section 5.2) shall be exercisable for a term of ten years from the Date of Grant and shall vest one-third on the first anniversary of the Date of Grant and on each of the two subsequent anniversaries of the Date of Grant.

5.3           Minimum Option Price.  No Option granted pursuant to the Plan shall have an Option Price that is less than the Fair Market Value of a Share on the Date of Grant; provided, for any Employee owning stock representing more than 10% of the total combined voting power of all classes of stock of the Company (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock), the Option Price for each Incentive Stock Option granted to such Employee shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

5.4           Limit on Option Grants.  The maximum number of Shares for which Options may be granted to any Participant during each fiscal year of the Company shall be 4,000,000, which limit shall be construed and applied consistent with Section 162(m) of the Code and the regulations thereunder and subject to adjustment pursuant to Section 11.  The aggregate Fair Market Value of Shares with respect to which an Incentive Stock Option Award may be exercisable for the first time by any individual during any calendar year under this Plan shall not exceed $100,000.

5.5           Termination of Employment or Services.  Except as may otherwise be provided in the Option Agreement, if the employment of an Employee or the services of a Non-Employee Director or Key Advisor with the Company and all Subsidiaries shall terminate for any reason (other than death, disability or, excepting a Key Advisor and excepting a holder of an Incentive Stock Option, retirement), outstanding Options that are immediately exercisable at the date of termination may be exercised at any time prior to the expiration date of the Option or three months after such date of such termination, whichever first occurs.  Except as may otherwise be provided in the Option Agreement, in the event the employment of an Employee or the services of a Non-Employee Director or Key Advisor are terminated by reason of death, disability or (excluding a Key Advisor; excluding a holder of an Incentive Stock Option) retirement, outstanding Options that are immediately exercisable at the date of termination may be exercised at any time prior to the expiration date of the Options or one year after such date of termination, whichever occurs first.

5.6           Exercise of Options.  Subject to the provisions of the Plan, an Option may be exercised from time to time by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  The Option Price upon exercise of any Option shall be payable to the Company in full either:

(a)           in cash or its equivalent (including, for this purpose, the proceeds from a cashless exercise through a broker pursuant to Regulation T as promulgated by the Federal Reserve Board, or other borrowed funds as permitted by the Option Agreement and applicable law);

(b)           by tendering previously-acquired Shares (including, for this purpose, Shares deemed tendered by affirmation of ownership), that (i) have an aggregate Fair Market Value at the time of exercise equal to the total Option Price and (ii) if acquired from the Company, have been owned by the

Participant for at least six months prior to the date of exercise (unless otherwise permitted by the Committee);

(c)           by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law; or

(d)           by a combination of (a), (b), and (c).

As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates, or other evidence of ownership, representing acquired Shares.

6.             Stock Appreciation Rights

6.1           Awards of Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights to Employees, Non-Employee Directors and Key Advisorsat such time or times as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may decide, not inconsistent with the terms of the Plan.  SARs may be granted in tandem with or separately from an Award of Options.  An Award of an SAR shall be made pursuant to an SAR Agreement containing such provisions not inconsistent with the Plan as the Committee shall determine.  No SARs may be granted in connection with an Incentive Stock Option in a manner that disqualifies the Incentive Stock Option under Section 422 of the Code.

6.2           Exercise of SARs.  SARs may be exercised at such times and subject to such conditions, including the performance of a minimum period of continuous employment or services with the Company or its Subsidiaries, as the Committee shall determine.  SARs that are granted in tandem with an Option may be exercised only upon the surrender of the right to exercise an equivalent number of Shares under the related Option and may be exercised only with respect to the Shares for which the related Option is then exercisable.

6.3           Payment of SAR Amount.  Upon the exercise of an SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying:

(a)           any increase in the Fair Market Value of a Share at the date of exercise over the Fair Market Value of a Share at the Date of Grant, by

(b)           the number of Shares with respect to which the SAR is exercised;

provided, at the Date of Grant, the Committee may establish, in its sole discretion, a maximum amount per Share that is payable upon the exercise of an SAR.

6.4           Method of Payment.  Payment of an SAR shall be made in cash, Shares or any combination thereof, as the Committee shall determine at the Date of Grant, the time of payment, or any other time.

6.5           Termination.  Except as may otherwise be provided in the SAR Agreement, if the employment of an Employee or the services of a Non-Employee Director or Key Advisor with the Company and all Subsidiaries shall terminate for any reason (other than death, disability or, excepting a Key Advisor, retirement), any outstanding SARs which were immediately exercisable at the date of termination, may be exercised at any time prior to the expiration date of the SAR or three months after such date of such termination, whichever first occurs.  Except as may otherwise be provided in the SAR Agreement, in the event the employment of an Employee or the services of a Non-Employee Director or Key Advisor is terminated by reason of death, disability or (other than a Key Advisor) retirement, any outstanding SARs which are immediately exercisable at the date of termination may be exercised at any time prior to the expiration date of the SARs or one year after such date of termination, whichever occurs first.

7.             Restricted Stock Awards

7.1           Eligibility.  The Committee may grant Awards of Restricted Stock or Restricted Stock Rights to Employees and Non-Employee Directors of the Companyat such time or times as shall be determined by the Committee.  An Award of Restricted Stock or Restricted Stock Rights shall be made pursuant to an Agreement containing such provisions not inconsistent with the Plan as the Committee shall determine.

7.2           Awards.  Awards of Restricted Stock or Restricted Stock Rights shall be subject to a vesting period of not less than three years of continuous employment with the Company or its Subsidiaries, or service to the Company as a Non-Employee Director, as determined by the Committee and shall be subject to such additional restrictions and terms as the Committee deems appropriate.  The Committee may, but need not, establish performance goals to be achieved within such vesting period as may be selected by it, using such measures of individual performance or the performance of the Company as the Committee determines.  A Participant shall have all of the rights of a shareholder with respect to Shares of Restricted Stock awarded in accordance with this Section 7.  A holder of Restricted Stock Rights shall have no rights of a shareholder of Shares, except the right to dividends as set forth in Section 7.5.

7.3           Lapse of Restrictions and Distribution.

(a)           Upon satisfaction of vesting and other performance conditions set forth in the Award of Restricted Stock, the restrictions so satisfied shall lapse as provided in the Award.  The restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as set forth in the Award.

(b)           Upon satisfaction of vesting and other performance conditions set forth in the Award of Restricted Stock Rights, the Participant shall receive a distribution, without payment on his part, of the number of Shares satisfying such restrictions, subject to such further restrictions as may be set forth in the Award.

7.4           Forfeitures.  Except as provided herein, or except as otherwise determined by the Committee, if an Employee's employment or services of a Non-Employee Director with the Company and all Subsidiaries is terminated for any reason (other than by reason of death, disability or retirement) prior to satisfaction of the vesting or performance restrictions, then such Restricted Stock and Restricted Stock Rights failing to satisfy such restrictions shall be forfeited, together with any accrued undistributed dividends.  If an Employee's employment or services of a Non-Employee Director is terminated by reason of death, disability or retirement, then all restrictions shall lapse respecting all Restricted Stock and Restricted Stock Rights awarded to such Employee or Non-Employee Director and Shares shall be distributed respecting such Restricted Stock Rights to such individual or, in the event of such individual's death, to the person or persons entitled thereto by will or the laws of descent and distribution.

7.5           Dividends.  On each date on which the Company pays a dividend with respect to its Shares, each Participant awarded Restricted Stock or Restricted Stock Rights shall be credited with an amount equal to the dividend paid on that date on a Share, multiplied by the number of Shares of Restricted Common Stock or Restricted Stock Rights so awarded.  Such amounts shall be paid at such time or times as the Committee shall determine, but not later than the date on which all restrictions under the Award shall lapse.

8.             Performance Awards

8.1           Eligibility.  The Committee may grant Performance Awards to officers and other key Employees at such time or times as shall be determined by the Committee, and which may be awarded in connection with an Award of Restricted Stock or Restricted Stock Rights.  A Performance Award shall be made pursuant to an Agreement containing such provisions not inconsistent with the Plan as the Committee shall determine.

8.2           Awards.  Each such Performance Award shall be earned based on the satisfaction of performance goals during an applicable performance period, shall be denominated in performance units, each such unit having a value equal to the Fair Market Value of a Share on the Date of Grant, in an aggregate amount valued on the Date of Grant not exceeding one hundred percent (100%) of the Employee's base salary, and shall be based on performance criteria selected from among the following factors, or any combination of the following, applicable to the Company as a whole or to any individual subsidiary as the Committee deems appropriate:  return on equity, return on common equity, funds from operations, adjusted funds from operations, return on working capital, total shareholder return, return on assets, return on investment, revenues, share price, earnings per share or any similar earnings-based financial measure determined by the Committee.  The Committee may select the goals specified from Award to Award, which need not be the same for each Employee.  For each performance period, the Committee shall also establish appropriate criteria to determine the basis upon which a Performance Award shall be made under the Plan with respect to that period.  The value of each such performance unit shall be increased by an amount equal to the dividend paid from time to time on a Share representing each such performance unit which shall be deemed reinvested in additional such performance units at the Fair Market Value of a Share on such date.

8.3           Payment and Amount.  Upon the satisfaction of a performance goal or goals for a performance period (which may include the satisfaction of any applicable performance restriction set forth in an Award of Restricted Stock or Restricted Stock Rights), the Employee shall receive a payment in cash, stock, or a combination of cash and stock, of the amount due under the Performance Award, not exceeding an amount equal to the value of three times the number of performance units credited to the Employee (including deemed reinvestment of dividends) at the end of the performance period pursuant to the Award, each such performance unit having a value equal to the Fair Market Value of a Share on the payment date.

8.4           Forfeiture.  Except as determined by the Committee, if an Employee's employment with the Company and its Subsidiaries is terminated for any reason (other than by reason of the Employee's death, disability or retirement) prior to the payment of any portion of a Performance Award, the Employee shall forfeit all rights to receive any portion of the Performance Award remaining unpaid at such termination.  If an Employee's employment is terminated by reason of the Employee's death, disability or retirement, the Employee or, in the event of the Employee's death, the person or persons entitled thereto by will or the laws of descent and distribution, shall receive payment of all Performance Awards for which the performance goals set forth under the Performance Award (other than the lapse of time) have been met.

9.             Other Share-Based Awards

                The Committee may grant to Employees, non-Employee Directors and Key Advisors other Awards that are valued in whole or in part by reference to or are otherwise based on Shares, consistent with the terms of the Plan.  Awards may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.  Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

10.          Vesting in Certain Events

10.1         Special Acceleration.  The Committee may accelerate the exercisability of any Option or Stock Appreciation Right or waive any restrictions or performance goals (or both) with respect to Awards of Restricted Stock, Restricted Stock Rights, Performance Awards and other Share-based Awards, in whole or in part at any time.

10.2         Acceleration Upon a Change in Control.  Any other provision of the Plan to the contrary, upon the occurrence of a Change in Control (as hereinafter defined):  (a) each outstanding Option or SAR shall become immediately vested and exercisable with respect to the full number of Shares subject to such Option or SAR; and (b) all restrictions shall lapse, and all performance goals shall be deemed satisfied, with respect to all Awards of Restricted Stock and Restricted Stock Rights and Performance Awards.  In addition, the Committee in its discretion may, but shall not be required to, provide for acceleration of Awards upon the occurrence of other events, including those relating to tender offers, threatened Changes in Control or other similar circumstances.  In addition, in the case of a Change in Control relating to a merger or consolidation in which the Company is not the surviving entity and in which all the holders of outstanding Shares shall receive all or substantially all the merger or consolidation consideration in cash (or any other transaction with respect to which the Committee determines that the assumption or other continuation of the Options would not be appropriate), the Committee may, but shall not be obligated to, provide that any or all outstanding Options shall be cancelled upon, or immediately prior to, the consummation of the relevant transaction, in exchange for a payment to the relevant Participant in cash with respect to each Option equal to the product of (x) the number of Shares subject to such Option multiplied by (y) the excess, if any, of the Transaction Value (as defined below) over the Option Price of such Option.  As used herein, "Transaction Value" means the value of the per Share consideration to be paid in connection with the consummation of the relevant transaction, determined by calculating the sum of (i) the cash and (ii) the fair market value (as determined in good faith by the Committee) of any non-cash consideration comprising such per Share consideration.

10.3         Definition of Change in Control.  A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(a)           any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), other than (i) any employee plan established by the Company or any Subsidiary, (ii) the Company or any of the Company's affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), including any PM Affiliate (as hereinafter defined), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding voting securities; provided, however, that, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person becomes a beneficial owner of more than 20% of the then outstanding Shares or combined voting power of the Company's then outstanding voting securities as the result of the acquisition of Shares by the Company (a "Company Share Repurchase"); however if such person acquires any additional Shares following such Company Share Repurchase, such acquisition of additional Shares shall constitute a Change in Control unless, after giving effect to such acquisition, such person will not beneficially own 20% or more of the then outstanding Shares or combined voting power of the Company's then outstanding voting securities; and provided, further, that no Change in Control shall be deemed to occur hereunder so long as the Company remains a PM Affiliate;

(b)           a change in the composition of the Board of the Company (the "Board") such that individuals who, as of May 29, 2003, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the May 29, 2003 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (including by prior application of this proviso) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c)           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 50.1% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (ii) a merger or consolidation with or into a PM Affiliate or (iii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (determined pursuant to clause (a) above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities; provided, however that if, at any time on or prior to approval by stockholders of a merger or consolidation, the Committee determines that the consummation of such merger or consolidation is subject (whether for regulatory reasons or otherwise) to significant uncertainty, the Committee may provide that a Change in Control that would otherwise be deemed to occur hereunder upon such stockholder approval shall instead occur only upon consummation of the relevant merger or consolidation (within a specified time period following stockholder approval, if appropriate) or upon the occurrence of any other event or events occurring prior to such consummation specified by the Committee; or

(d)           the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to (i) a PM Affiliate, or (ii) an entity, at least 50.1% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

                As used in this Section 10.3, the term "PM Affiliates" means Peter Munk, the Company and any entity or person affiliated with Peter Munk; provided, however, that Peter Munk and such affiliates shall cease to be deemed PM Affiliates if, at any time following May 29, 2003, they cease to have continually possessed control (within the meaning of Rule 405 under Regulation C promulgated under the Securities Act of 1933, as amended) over the Company or any successor thereto.  In the event that Peter Munk and his affiliates cease to continuously possess control over the Company (and thereby cease to constitute "PM Affiliates" hereunder), including, without limitation, by reason of Mr. Munk's death (such cessation of continuous control being hereinafter referred to as a "PM Event"), (x) such PM Event shall not result automatically in a Change in Control hereunder, even if any person (including, without limitation, Peter Munk or his affiliates or any transferee of or successor to any of them) beneficially owns 20% of the then outstanding Shares or combined voting power of the Company's then outstanding securities, and (y) the Committee (A) promptly shall make a determination whether to accelerate Awards upon or in connection with such PM Event, taking into consideration, among other things, whether any person beneficially owns more than 20% of the then outstanding Shares or combined voting power of the Company's then outstanding securities or otherwise possesses actual or potential control over the Company, and (B) if it determines not to accelerate Awards upon or in connection with such PM Event, shall establish rules and guidelines to determine the circumstances following a PM Event when a Change in Control will be deemed to occur.

11.          Certain Adjustments

                Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event of any change in the outstanding Shares by reason of a stock dividend or stock split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or otherwise or any other event that may dilute or enlarge the rights of Participants with respect to (i) the number of Shares covered by each outstanding Award of Options, SARs, Restricted Stock, Restricted Stock Rights, Performance Awards or other Share-based Awards under the Plan or (ii) the Option Prices (and SAR base value) in respect thereof, then (a) such proportionate adjustments or substitutions shall be made as may be necessary to the aggregate limit set forth at Section 4.1 on Awards made under the Plan to prevent dilution or enlargement of the rights of Participants with respect to any of the matters described above, and (b) the Committee may make such other adjustments or substitutions, consistent with the foregoing, as it deems appropriate in its sole discretion.

12.          Transferability

12.1         Restricted Stock.  Shares subject to Restricted Stock Awards shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Participant, while they are subject to the restrictions described in Section 7.2.

12.2         Options, Stock Appreciation Rights, Restricted Stock Rights, Performance Awards and Other Share-Based Awards.  Options, Stock Appreciation Rights, Restricted Stock Rights, Performance Awards and other Share-based Awards granted under the Plan are personal to the Participant and no such Award acquired directly or indirectly under the Plan may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will, the applicable laws of descent and distribution or as required by law, and no such Award shall be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of such an Award not specifically permitted herein shall be void.  An Option or Stock Appreciation Right may be exercised only by the Participant during his lifetime and, following the Participant's death, may be exercised pursuant to Section 5 and Section 6, only by the legal representative of the Participant's estate or by the person who acquires the right to exercise such Award on his death by bequest or inheritance, unless the Committee determines otherwise.

13.          Amendment or Termination of The Plan

                The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations; provided, no amendment to increase the aggregate number of Shares under Section 4.1 that may be Awarded under the Plan shall be effective until confirmed by such vote of the shareholders of the Company as may be required under applicable stock exchange rules.

14.          Taxes

                The Company shall have the authority to withhold, or require a Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Shares until such requirements are satisfied.  Unless otherwise determined by the Committee, a Participant may elect, subject to such conditions as the Committee may require, to have Shares otherwise deliverable under the Plan withheld by the Company and having a Fair Market Value sufficient to satisfy all or part of such requirements or, if so determined by the Committee, the Participant's estimated total federal, state, and local tax obligation associated with the transaction.

15.          Rights as a Shareholder

                The holder of an Option, SAR or Restricted Stock Rights shall not have any rights as a shareholder of the Company with respect to any of the Shares covered by such Option, SAR or Restricted Stock Rights until the issuance of Shares upon the exercise of such Option or SAR or the satisfaction of vesting and performance conditions set forth in such Restricted Stock Rights Award.

16.          No Rights to Awards

                No Employee, Non-Employee Director or Key Advisor shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee shall be obligated to treat eligible Employees, Non-Employee Directors or Key Advisors uniformly.

17.          Unfunded Plan

                Insofar as the Plan provides for Awards of cash, Shares, rights or a combination thereof, the Plan shall be unfunded.  The Company may maintain bookkeeping accounts with respect to Participants who are entitled to Awards under the Plan, but such accounts shall be used merely for administrative convenience.  The Company shall not be required to segregate any assets that may at any time be represented by interests in Awards nor shall the Plan be construed as providing for any such segregation.  None of the Committee, the Company or the Board shall be deemed to be a trustee of any cash, Shares or rights to Awards granted under the Plan.  Any liability of the Company to any Participant with respect to an Award or any rights thereunder shall be based solely upon any contractual obligations that may be created by the Plan and any Agreement, and no obligation of the Company under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

18.          Compliance With Applicable Law and Listing Requirements

                The Plan is intended to comply with Section 16 of the Exchange Act, the Sarbanes-Oxley Act of 2002, and other applicable law and listing requirements of any exchange or other market in which Shares may be traded, and the Committee shall interpret and administer the provisions of the Plan or any Award or Agreement under the Plan in a manner consistent therewith.  To the extent any provision of the Plan or Agreement or any action by the Committee fails to so comply, it shall be deemed null and void.  The Committee may, at any time, impose such conditions and limitations to the exercise of an Option, Stock Appreciation Right or other Award as the Committee deems necessary or desirable in order to comply with the requirements of Sections 16(a) and 16(b) of the Exchange Act, the Sarbanes-Oxley Act of 2002,  and the rules and regulations thereunder, or to obtain exemption therefrom.  Moreover, in the event the Plan or an Award or Agreement under the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Options) shall be deemed automatically to be incorporated by reference into the Plan or such Award or Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.  No Award requiring the delivery of Shares shall be exercised or paid out unless at the time of such exercise or payout (i) such Shares are covered by a currently effective registration statement filed under the Securities Act of 1933, as amended, if one is then required, or in the sole opinion of the Company and its counsel such issuance of Shares is otherwise exempt from the registration requirements of such act, and (ii) such Shares are listed on any securities exchange (or traded on the Nasdaq National Market or other national market quotation system) to the extent that shares of common stock of the Company, generally, are so listed or traded.

19.          Avoidance of Liability

                Notwithstanding anything contained in the Plan or any Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

20.          Shareholder Approval; Term of Plan

                This amended and restated Plan shall become effective upon its approval by the shareholders of the Company.  The Plan shall expire May 29, 2013, no Awards may be granted after that date, and Awards granted before that date shall remain outstanding in accordance with their terms.

21.          No Right to Employment

                Nothing in the Plan or in any Agreement, nor the grant of any Award, shall confer upon any individual any right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or interfere with or limit the right of the Company to modify the terms of, or terminate, such individual's employment at any time.

22.          Severability

                In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.          Governing Law

                The Plan shall be governed by the laws of the State of Delaware (determined without regard to the choice of law provisions thereof).  Each Participant shall, by accepting an Award, consent to the jurisdiction and venue of the federal and state courts located in Chicago, Illinois.

24.          Impact on Other Plans

                This Plan shall not be deemed to provide compensation to Employees for purposes of computing benefits under any benefit plan of the Company and shall not affect any benefits now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

APPENDIX C

TRIZEC PROPERTIES, INC.
2003 EMPLOYEE STOCK PURCHASE PLAN
(Effective May 29, 2003)

1.             Purpose of Plan

                The purpose of the Plan is provide Employees with the opportunity to purchase Common Stock of Trizec Properties, Inc. (the "Company"), and its Designated Subsidiaries, through accumulated payroll deductions.  The Plan is intended to constitute an "employee stock purchase plan" under Section 423 of the Code.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                The Plan is effective upon its approval by the shareholders of the Company.

2.             Definitions

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means a committee appointed by the Board to administer the Plan.

"Common Stock" means the common stock of the Company.

"Company" means Trizec Properties, Inc.

"Compensation" means all base straight time gross earnings and bonuses paid, but excluding all commissions, expense reimbursements, payments under any benefit programs, payments from any deferred compensation arrangement, equity incentive plan and other compensation.

"Designated Subsidiary" means any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

"Employee" is any employee of the Company or any Designated Subsidiary.

"Exercise Date" means the last Trading Day of each calendar month during an Offering, or such other date or dates as may be determined by the Committee from time to time, on which options granted under the Plan shall be exercised and as of which date Common Stock shall be purchased.

"Fair Market Value" of a share of Common Stock determined as of any date means the closing sale price for Common Stock (or the closing bid, if no sales were reported), as quoted on the last Trading Day coinciding with or immediately preceding the date of such determination, on any stock exchange, or a national market quotation system including without limitation the Nasdaq National Market, in which Common Stock of the Company is listed, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

"Offering" means each separate offering of shares of Common Stock under the Plan that occurs during each Offering Period.

"Offering Date" means the first day of each Offering.

"Offering Period" means the period of 12 months beginning on March 1 of each year and ending on the last day of February of the next year, with the exception of the first Offering Period which shall begin on August 1, 2003, and end on February 29, 2004.  No Offering Period shall begin after or extend beyond February 28, 2019, the expiration date of the Plan.

"Participant" means each Employee who meets the conditions of Section 4(a) and elects to participate in the Plan.

"Plan" means this Trizec Properties, Inc. 2003 Employee Stock Purchase Plan, as may be amended from time to time.

"Purchase Price" means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

"Plan Agent" means the Company or entity selected by the Company to perform administrative and record keeping services for the Company and Plan Participants.

"Stock Purchase Account" means a noninterest bearing bookkeeping entry account established by the Company, which shall record all amounts deducted from a Participant's Compensation for the purpose of purchasing Common Stock under the Plan, reduced by all amounts applied to the purchase of Common Stock for the Participant.

"Subscription Agreement" means a subscription and payroll deduction authorization by a Participant, in such form as is approved by the Company from time to time, authorizing payroll deductions during an Offering Period for the purpose of purchasing shares of Common Stock pursuant to the exercise of options granted under the Plan.

"Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

"Trading Day" means a day on which national stock exchanges and the Nasdaq National Market quotation system are open for trading in shares of Common Stock.

Unless the context requires otherwise, the use of masculine pronouns shall also refer to feminine pronouns and the use of a singular noun shall also refer to the plural.  Unless otherwise stated, references to articles and sections refer to articles and sections of the Plan.

3.             Administration

                The Plan shall be administered by the Committee who shall have the discretionary authority and power to adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan and Section 423 of the Code.  Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Participants and any person claiming any rights under the Plan from or through any Participant.  The Committee may delegate to officers or managers of the Company or a Plan Agent the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.  No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and shall, to the maximum extent permitted by the articles of incorporation and by-laws of the Company and applicable law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.  Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Securities Exchange Act of 1934, as amended.

4.             Eligibility and Participation

(a)           An Employee may commence participation in the Plan on the first Trading Day of the calendar month following the date that he has completed a six-month period of continuous service with the Company and completes and submits a Subscription Agreement and at such other times as the Committee may prescribe from time to time prior to the commencement of an Offering Period.

(b)           Unless otherwise determined by the Committee, at the time a Participant files a Subscription Agreement, the Participant shall elect the amount or whole percentage of Compensation to be deducted on each pay day during the Offering Period, for the purchase of Common Stock pursuant to exercises of options granted under the Plan.

(c)           All payroll deductions made for a Participant shall be credited to the Participant's Stock Purchase Account under the Plan.  A Participant may not make any additional payments into such Stock Purchase Account.  A Participant may amend his Subscription Agreement to increase or decrease the payroll deduction only once during the Offering Period by submitting a Subscription Agreement to the Company.

(d)           Once an Employee becomes a Participant, participation in the Plan shall continue in all future Offering Periods unless or until the Participant revokes his election, otherwise withdraws from the Plan or ceases to be an Employee.

(e)           A Participant may revoke the election under his Subscription Agreement by filing a notice of revocation with the Company at such time and place as the Committee shall specify.  Upon such revocation, any balance in the Participant's Stock Purchase Account shall be refunded to the Participant as soon as practicable and the Participant shall cease to participate in the Offering.  Upon such revocation, a Participant may participate in future Offerings by filing a Subscription Agreement as provided in this Section 4.

(f)            If a Participant ceases to be employed by the Company, participation in the Plan shall cease and the entire amount, if any, in the Participant's Stock Purchase Account shall be refunded to the Participant.  If a Participant remains employed by the Company but ceases to qualify for participation, he may continue to participate in the Plan through the end of the Offering Period in which such cessation occurs, but may not participate in future Offering Periods until the Participant thereafter satisfies the conditions for eligibility under this Section 4.

(g)           Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan,

(i)            to the extent that, immediately after such grant, the Employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary; or

(ii)           to the extent that his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries accrue at a rate that exceeds $25,000 of the Fair Market Value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

provided, in order to satisfy the foregoing limitations, the Committee shall have the right to decrease or suspend a Participant's payroll deductions, not apply all or any portion of a Participant's Stock Purchase Account toward the purchase of shares of Common Stock, and repurchase shares of Common Stock previously purchased by a Participant at the Purchase Price paid by the Participant.

5.             Offering Periods, Grants of Options and Purchases of Shares

(a)           The Plan shall be implemented by successive Offering Periods and continuing thereafter until terminated.  The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

(b)           On the Offering Date of each Offering Period, each Employee participating in such Offering shall be granted an option to purchase on each Exercise Date during the Offering Period (at the applicable Purchase Price) up to a whole number of shares of the Company's Common Stock determined by dividing such Participant's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's Stock Purchase Account as of the Exercise Date by the applicable Purchase Price.  The option shall expire on the last day of the Offering Period.

(c)           Unless a Participant revokes his election for an Offering as provided in Section 4, the Participant's option for the purchase of shares of Common Stock shall be exercised automatically on each Exercise Date during the Offering, and the maximum number of whole shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant's Stock Purchase Account.  Any monies remaining in a Participant's Stock Purchase Account after the Exercise Date shall be held and applied to the next subsequent Exercise Date (during the Offering Period or subsequent Offerings in which the Participant is participating); provided, if the Participant has ceased to participate in the Offering, then such amount shall be refunded to the Participant.

(d)           Any provision of this Section 5 to the contrary notwithstanding, the maximum number of shares of Common Stock that shall be available for purchase under the Plan shall be 2,250,000 shares.  If the total number of shares to be purchased during an Offering Period exceeds the number of shares then available under the Plan, then the Company will make a pro rata allocation of the shares available among the Participants in accordance with the amount elected pursuant to Section 4.

6.             Delivery of Common Stock

(a)           Shares purchased by a Participant shall, for all purposes, be issued as of the close of business on the Exercise Date.  Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares.

(b)           The Participant's shares may be held by the Plan Agent in nominee name for the account of the Participant and the shares may be commingled with other shares held in the Plan Agent's custody in a single account or stock certificate.  The Company may arrange for an account to be established for each Participant at a third-party brokerage firm to be designated from time to time by the Committee.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall, at its sole discretion, either (i) arrange for the purchased shares to be credited to the Participant's brokerage account in book-entry form or delivery to the Plan Agent, or (ii) maintain a record of the Participant's shares issued under the Plan in book-entry form on the records of the Company; provided, if requested by the Participant, the Company shall arrange for the delivery to the Participant, as appropriate, of a certificate representing the shares purchased upon exercise of the Participant's option hereunder.  If shares are credited to a brokerage account or book-entry account on the records of the Company, or delivered to the Plan Agent, the Participant may at any time thereafter request delivery of one or more stock certificates representing such shares.  Such certificates shall be registered in the name of the Participant.  The Company shall pay the cost associated with the establishment of such brokerage accounts and shall pay all brokerage fees and commissions associated with the initial deposit into such account of shares purchased pursuant to the Plan and with the withdrawal of stock certificates from such account.

(c)           In the event that dividends are declared and paid by the Company, all such dividends paid with respect to shares held in the custody of the Company or the Plan Agent shall be subject to reinvestment in Common Stock, unless a Participant has requested that dividends be paid directly to him.

(d)           Statements of account will be provided to Participants at least annually, and shall include the number of shares held in the custody of the Plan Agent or the Company at the beginning and at the end of the period, the number of shares delivered to the brokerage account provided at Section 6(b) or via certificate to the Participant during the period, the Purchase Price for Common

                Stock and dividends credited during the period, and the number of shares purchased during the period.

7.             Adjustments

(a)           Subject to any required action by the Company or its stockholders, and subject to the provisions of applicable law, if, during an Offering Period, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security, or are otherwise affected by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration, the Committee shall make a proportionate and appropriate adjustment in the number and kind of securities that may be purchased under Section 6, and the kind of shares reserved for purchase, and the calculation of the Purchase Price, such that the proportionate interest of each Participant immediately following such event will, to the extent practicable, be the same as immediately before such event.

(b)           The Plan shall immediately terminate:

(i)            if the Common Stock of the Company shall cease for any reason to be listed on any nationally recognized stock exchange or national market quotation system; or

(ii)           if the Company enters into an agreement to dispose of all or substantially all of the assets of the Company through sale, merger, reorganization, liquidation or such transaction that the Company is not the surviving corporation.

Upon the termination of the Plan, the balance then held in each Participant's Stock Purchase Account shall be refunded to the Participant.

8.             Conditions Upon Issuance of Shares

                Shares shall not be issued with respect to an option unless the exercise of such option and the issuance  and delivery of such shares comply with all applicable provisions of law, domestic or foreign, including, without limitation, the  Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company, until the Company is satisfied that such laws, regulations and other obligations have been fully satisfied.  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are purchased only for investment and without any present intention to sell or distribute such shares if, in the  opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law or obligations.  Certificates representing shares issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.  Notwithstanding the foregoing, the Committee may adopt additional terms and conditions to the extent required to comply with local laws and regulations.

9.             Nonalienation

                The right to payroll deductions and to purchase shares under the Plan is personal to the Participant, is exercisable only by the Participant during his lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant.  Any attempt at such assignment, transfer, pledge or other disposition shall be void, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 4.  Notwithstanding the foregoing, there shall be delivered to the legal representative of the estate of a deceased Participant such shares and such residual balance as may remain in the Participant's Stock Purchase Account as of the date of the Participant's death.  However, such representative shall be bound by the terms and conditions of the Plan as if such representative were a Participant.

10.          Taxes

                The Company shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the purchase or subsequent sale of shares.

11.          No Right to Continued Employment

                Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company, nor shall it interfere in any way with the right of the Company to terminate any employee's employment.

12.          Amendment or Termination

(a)           The Board may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 7, no such amendment or termination shall affect options previously granted; provided that an Offering Period may be terminated by the Board as of any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders.  Except as provided in Section 7 and this Section 12, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.  Anything to the contrary herein notwithstanding, any amendment to increase the maximum number of shares of Common Stock available for purchase under the Plan as set forth in Section 5(d) shall be effective only upon shareholder approval.

(b)           Anything in the Plan to the contrary notwithstanding, without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or the Committee) shall be authorized to change the Offering Periods, limit the frequency or number (or both) of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or Committee) determines in its sole discretion advisable which are consistent with the Plan.

(c)           In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the  Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:  (i) altering the Purchase Price for any Offering Period  including an Offering Period underway at the time of the change in Purchase  Price; (ii) reducing the duration of any Offering Period so that Offering Period ends on a designated Exercise Date, including an Offering Period underway at the  time of the Board action; and (iii) allocating shares.  Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

13.          Use of Funds

                All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

14.          Nonexclusivity of the Plan

                Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options or purchase rights otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.          Expenses of the Plan

                The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan, on dividend reinvestments and on delivery of shares to a Participant or into his or her book entry account with the Plan Agent.  The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Plan Agent at the request of a Participant.  Expenses to be paid by a Participant will be deducted from the proceeds of the sale prior to remittance.

16.          Governing Law

                The Plan shall be governed by the laws of the State of Delaware (determined without regard to the choice of law provisions thereof).  Each Participant shall, by participating in the Plan, consent to the jurisdiction and venue of the federal and state courts located in Chicago, Illinois.

Revocable Proxy                                                                            COMMON STOCK

                                                                                                        Trizec Properties, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2003 ANNUAL MEETING OF STOCKHOLDERS

            The undersigned hereby appoints Timothy H. Callahan and Jeffrey D. Echt, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Trizec Properties, Inc. ("Trizec") which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of Trizec, to be held at 233 South Wacker Drive, 33rd Floor, Chicago, Illinois, on Thursday, May 29, 2003, at 11:00  a.m., local time, and at any and all adjournments thereof, as indicated below.

            This proxy card will be voted as directed.  If no instructions are specified, this proxy card will be voted "FOR" each of the proposals listed on the reverse side of this proxy card.  If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment.  At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

(Continued and to be signed on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

...
▲  FOLD AND DETACH HERE  ▲

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BELOW-LISTED PROPOSALS.

1.  Elect as directors the eight nominees listed below to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

			2. Ratify the re-appointment of PricewaterhouseCoopers LLP as independent accountants of Trizec for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐
			3. Approve the adoption of the Trizec Properties, Inc. 2002 Long Term Incentive Plan (formerly known as the 2002 Trizec Properties, Inc. Stock Option Plan).	FOR ☐	AGAINST ☐	ABSTAIN ☐
			4. Approve the adoption of the Trizec Properties, Inc. 2003 Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
01 Peter Munk, 02 Timothy Callahan, 03 Brian Mulroney, 04 Glenn Rufrano, 05 Richard Thomson, 06 Polyvios Vintiadis, 07 Stephen Volk and 08 Casey Wold	FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

                                                                                                   YES                NO

DO YOU PLAN TO ATTEND THE MEETING?                           ☐           ☐

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Dennis Fabro, Senior Vide President, Investor Relations, of Trizec, by executing and delivering to Mr. Fabro a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

Signature______________________________________Signature ____________________________________________Date_____________, 2003

Please mark, date and sign exactly as your name appears on this proxy card.  When shares are held jointly, both holders should sign.  When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title.  If the holder is a corporation of a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

...
▲  FOLD AND DETACH HERE  ▲

Revocable Proxy                                                                 SPECIAL VOTING STOCK
                                                                                                        Trizec Properties, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

            The undersigned hereby appoints Timothy H. Callahan and Jeffrey D. Echt, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of special voting stock of Trizec Properties, Inc. ("Trizec") which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of Trizec, to be held at 233 South Wacker Drive, 33rd Floor, Chicago, Illinois, on Thursday, May 29, 2003, at 11:00  a.m., local time, and at any and all adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BELOW-LISTED PROPOSAL

1)            Elect as directors the eight nominees listed below to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

☐	FOR ALL NOMINEES listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

Peter Munk, Timothy Callahan, Brian Mulroney, Glenn Rufrano, Richard Thomson, Polyvios Vintiadis, Stephen Volk and Casey Wold

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
POSTAGE-PAID ENVELOPE

(Continued, and to be signed and dated, on the reverse side)

(Continued from the other side)

PROXY - SOLICITED BY THE BOARD OF DIRECTORS

            This proxy card will be voted as directed.  If no instructions are specified, this proxy card will be voted "FOR" the proposal listed on the reverse side of this proxy card.

            The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Dennis Fabro, Senior Vice President, Investor Relations, of Trizec, by executing and delivering to Mr. Fabro a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

Signature

Signature, if shares held jointly

Date:                                                         , 2003

            Please mark, date and sign exactly as your name appears on this proxy card.  When shares are held jointly, both holders should sign.  When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title.  If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

            Do you plan to attend the Annual Meeting?                ☐    YES              ☐      NO